Sales Report:Supplement No. 54 dated Oct 07, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 422120
This series of Notes was issued and sold upon the funding of the borrower loan #38840, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	14 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Sep-21-2009
				Auction end date:	Oct-05-2009

Starting lender yield:	16.01%	Starting borrower rate/APR:	17.01% / 19.21%	Starting monthly payment:	$142.63
Final lender yield:	12.92%	Final borrower rate/APR:	13.92% / 16.08%	Final monthly payment:	$136.56

Auction yield range:	6.27% - 16.01%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1990	Debt/Income ratio:	11%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	7y 4m
Amount delinquent:	$0	Revolving credit balance:	$275,406	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	cognizant-principal	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Touch-up nearly completed remodel
Purpose of loan:
This loan will be used to put the finishing touches a home remodel/addition I've been building myself for the past 18 months. The project is my own house and I've built most of it with my own hands - good experience for an architect accustomed to working on paper and computer only!? I have to finish the project at the rear exterior, shown in the included photo. I need to put in a driveway and a trellis to serve as covered parking before the planning department will give final sign off on the project. A trellis 10' x 25' should cost about $2000, and a concrete driveway another $2000.
My financial situation:
I am a good candidate for this loan because I'm an architect and my wife is a doctor, and we've never even been late with a payment to anyone. Our student loans are paid off, we own our car outright, we own two homes (this one included) and have two small children.? Our future earning potential is high and this property, meant to be our dream house, has become a rental because we moved to Boston for my wife's new job.
I already have the property rented out for next month, but I'd like to get the planning department to sign off on the house before my tenant moves in. The building department has already signed off final inspections, and the property is habitable now.
My cash flow is slow - I'm at the end of an extensive remodel/addition - and I want to finish up this project faster than my normal income/cash flow will allow. I've taken 18 months off of work to build the house, and will be returning to my previous job next month.
Banks are no longer extending home equity lines of credit and the interest rate required to take cash out of a credit card is too high, even for people with great credit.? That's why I'm here at prosper instead of down at the local bank or ATM.
My credit is good, my wife's is superb, we have no student loans, substantial retirement savings, and two 30-year mortgages at low rates. Please consider helping me to finish this project quickly.
Thank You.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Greetings! Just curious about the high revolving balance. Is that number representing real estate holdings? - grammaspurse
A: Yes. All debt I have accrued represents money invested in the house. (Oct-01-2009)
Q: What city is the home in? - solitaire
A: Campbell, between San Jose and Los Gatos (Oct-03-2009)
Q: Have you visited the prosper forum? - 99Burning_Coder
A: No, but I'll go check it out now. I'm new to Prosper (Oct-05-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

totoro	$25.00	$25.00	9/22/2009 1:19:37 PM
zento	$25.00	$25.00	9/24/2009 1:15:09 PM
Syzygy	$25.00	$25.00	9/24/2009 6:51:45 PM
Dollars4Rent	$25.00	$25.00	9/26/2009 9:34:11 AM
credit-coach118	$25.00	$25.00	9/26/2009 9:32:11 PM
Oakland	$50.00	$50.00	9/28/2009 4:51:20 PM
OzGuy609	$25.00	$25.00	9/29/2009 1:22:17 PM
atlas100	$50.00	$50.00	10/2/2009 10:22:10 AM
Queueball1	$25.00	$25.00	10/3/2009 7:02:47 AM
dhallii	$35.00	$35.00	10/3/2009 8:25:12 AM
ATLANTAHELP	$25.00	$25.00	10/3/2009 4:11:59 PM
unger	$200.00	$200.00	10/3/2009 4:30:43 PM
bear01	$30.00	$30.00	10/3/2009 1:12:15 PM
slowpig	$50.00	$50.00	10/3/2009 9:21:11 PM
Jazzy503	$25.00	$25.00	10/3/2009 10:17:35 PM
bigmacbeef	$25.00	$25.00	10/4/2009 1:10:01 AM
thewinerackcompany	$58.03	$58.03	10/3/2009 8:21:46 PM
drkosh	$50.00	$50.00	10/4/2009 12:16:51 PM
freedom3	$500.00	$500.00	10/4/2009 1:49:40 AM
charb57	$25.00	$25.00	10/4/2009 2:09:48 PM
NorwayHillLender	$50.00	$50.00	10/4/2009 7:26:48 AM
4hi4low	$50.00	$50.00	10/4/2009 9:39:10 AM
ritwik	$50.00	$50.00	10/4/2009 7:10:55 PM
rockhound84	$50.00	$50.00	10/5/2009 5:02:07 AM
redcarp77	$50.00	$50.00	10/5/2009 8:08:06 AM
payontime1	$50.00	$50.00	10/5/2009 9:15:35 AM
jybank	$25.00	$25.00	10/5/2009 12:13:20 PM
jetblack	$50.00	$50.00	10/5/2009 10:49:26 AM
nanaof7	$25.00	$25.00	10/5/2009 2:17:14 PM
jcw3rd	$25.00	$25.00	10/5/2009 1:22:23 PM
intuitive-deal5	$50.00	$50.00	10/5/2009 3:11:18 PM
VAGweilo	$100.00	$100.00	10/5/2009 3:20:54 PM
ezvest	$25.00	$25.00	10/5/2009 1:53:59 PM
generous-deal6	$50.00	$50.00	10/5/2009 2:56:00 PM
myduck	$75.00	$75.00	10/5/2009 2:34:08 PM
Chief3394	$25.00	$25.00	10/5/2009 3:21:06 PM
barflyer	$25.00	$25.00	10/5/2009 3:44:37 PM
yu-rik	$75.00	$75.00	10/5/2009 4:00:54 PM
JCMC	$50.00	$50.00	10/5/2009 3:40:59 PM
enticing-treasure5	$25.00	$25.00	9/22/2009 9:17:36 PM
ONECENTATATIME	$25.00	$25.00	9/28/2009 10:33:51 AM
Iloanyoumoney	$25.00	$25.00	9/29/2009 4:41:21 PM
WILender2	$50.00	$50.00	9/29/2009 5:18:54 PM
Ven58	$25.00	$25.00	10/1/2009 8:40:07 AM
MrGhost	$25.00	$25.00	10/1/2009 6:10:02 PM
Jinja	$25.00	$25.00	10/2/2009 4:40:48 PM
FG9YTR	$25.00	$25.00	10/2/2009 4:44:43 PM
jasunshine	$25.00	$25.00	10/2/2009 8:23:44 PM
buckeyeatheart	$25.00	$25.00	10/2/2009 9:07:22 PM
junes08	$50.00	$50.00	10/2/2009 10:25:17 PM
ZerightGifts	$100.00	$100.00	10/3/2009 3:10:22 AM
Eaglehigh	$25.00	$25.00	10/3/2009 2:21:43 PM
buckyhead2000	$25.00	$25.00	10/3/2009 5:09:26 PM
sudeep104	$50.00	$50.00	10/4/2009 8:28:23 AM
curious166	$75.00	$75.00	10/4/2009 8:37:11 AM
HamIAm	$250.00	$250.00	10/4/2009 3:49:47 PM
tkr2	$25.00	$25.00	10/4/2009 5:34:07 PM
mattblizz	$50.00	$50.00	10/4/2009 6:10:41 PM
texrob20	$25.00	$25.00	10/5/2009 2:05:42 AM
mosby	$25.07	$25.07	10/5/2009 2:29:57 AM
eprometheus	$57.00	$57.00	10/5/2009 3:19:09 AM
sorace	$50.00	$50.00	10/5/2009 4:59:17 AM
sunsetlending	$50.00	$50.00	10/5/2009 5:02:19 AM
SkipMcGrath	$38.65	$38.65	10/5/2009 10:24:35 AM
jtn4148	$50.00	$50.00	10/5/2009 9:35:19 AM
truth-futurist	$75.00	$75.00	10/5/2009 12:38:19 PM
DackoDenk	$25.00	$25.00	10/5/2009 10:17:38 AM
Snoopylover	$25.00	$25.00	10/5/2009 10:44:30 AM
dorypro	$25.00	$25.00	10/5/2009 2:15:53 PM
flwah	$25.00	$25.00	10/5/2009 12:58:17 PM
forthright-durability	$25.00	$25.00	10/5/2009 3:15:56 PM
massuot	$26.57	$26.57	10/5/2009 1:13:04 PM
opus08	$25.00	$25.00	10/5/2009 2:07:18 PM
lnrn	$48.73	$48.73	10/5/2009 2:04:59 PM
icon7	$25.00	$0.16	10/5/2009 2:27:18 PM
Savings_EQ_Dignity	$50.00	$50.00	10/5/2009 2:42:31 PM
packrs1	$100.00	$100.00	10/5/2009 3:03:06 PM
Nasdaq	$25.00	$25.00	10/5/2009 3:45:22 PM
Cambium	$25.00	$25.00	10/5/2009 3:25:02 PM
mckhbnpc	$30.79	$30.79	10/5/2009 4:00:25 PM
dudebrah	$25.00	$25.00	10/5/2009 3:40:10 PM
best-generosity-financier	$25.00	$25.00	10/5/2009 3:55:36 PM
82 bids
Borrower Payment Dependent Notes Series 423198
This series of Notes was issued and sold upon the funding of the borrower loan #38803, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Sep-08-2009
				Auction end date:	Sep-22-2009

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 37.66%	Starting monthly payment:	$58.44
Final lender yield:	33.50%	Final borrower rate/APR:	34.50% / 37.66%	Final monthly payment:	$58.44

Auction yield range:	11.27% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2001	Debt/Income ratio:	28%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$8,388	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	chief5	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Opening Online Business
Purpose of loan:
I am opening an online retail business with a long time friend. This loan is to cover my half of the investment. The goal is to have this loan paid off within 6 to 8 months. We have projected the business to bring in between $1000.00 to $1500.00 a month in income. My business partner already owns two successful businesses. For the past four years I?ve been employed full time at a local credit union, this job provides the income that covers all of my monthly expenses. I have never missed a payment in my life and always pay more than what is due at the time.

Monthly net income: $ 1600.00

Monthly expenses: $
??Housing: $ 515.00
??Insurance: $ 65.00
??Car expenses: $ 0.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 90.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $
??Credit cards and other loans: $ 200.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	9/9/2009 11:45:47 AM
Tylerh	$57.76	$57.76	9/13/2009 3:55:37 PM
hellasow	$25.00	$25.00	9/14/2009 5:39:33 PM
victor111	$25.00	$25.00	9/15/2009 6:13:05 AM
moo916	$50.00	$50.00	9/15/2009 9:54:24 AM
EretzCapital	$100.00	$87.24	9/15/2009 8:35:21 PM
P2InvestorSolutions	$50.00	$50.00	9/16/2009 1:29:38 PM
kindness-jedi	$25.00	$25.00	9/18/2009 2:08:50 AM
Eloise62	$75.00	$75.00	9/18/2009 7:29:31 AM
FriendInSeattle	$100.00	$100.00	9/18/2009 7:49:10 AM
mrxtravis	$50.00	$50.00	9/18/2009 10:44:28 AM
Ven58	$25.00	$25.00	9/18/2009 4:06:02 PM
MechEngLender	$25.00	$25.00	9/18/2009 10:41:48 PM
fillholdingsllc	$25.00	$25.00	9/20/2009 4:47:58 PM
FrogAndToad	$25.00	$25.00	9/21/2009 9:50:20 AM
P2InvestorSolutions	$155.00	$155.00	9/22/2009 6:21:50 AM
Lubava	$25.00	$25.00	9/22/2009 6:29:57 AM
LAKETIME	$25.00	$25.00	9/22/2009 9:20:33 AM
albanitoinvestmentsllc	$25.00	$25.00	9/22/2009 10:03:12 AM
transparent-revenue	$25.00	$25.00	9/14/2009 4:44:28 PM
lib5836	$25.00	$25.00	9/18/2009 3:08:34 PM
BradP	$50.00	$50.00	9/18/2009 3:20:16 PM
jgar_O	$25.00	$25.00	9/18/2009 4:20:23 PM
jpf27	$100.00	$100.00	9/21/2009 7:30:57 AM
Unitas4302	$100.00	$100.00	9/21/2009 6:49:36 PM
Ven58	$25.00	$25.00	9/22/2009 4:59:03 AM
d74mathias	$25.00	$25.00	9/22/2009 6:38:12 AM
Evolver	$25.00	$25.00	9/22/2009 6:21:59 AM
28 bids
Borrower Payment Dependent Notes Series 424412
This series of Notes was issued and sold upon the funding of the borrower loan #38846, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	14 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Sep-15-2009
				Auction end date:	Sep-29-2009

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 34.40%	Starting monthly payment:	$134.02
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$92.77

Auction yield range:	3.27% - 33.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1980	Debt/Income ratio:	4%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$526	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	SweetHomeChicago	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Building Goodwill with Prosper
Purpose of loan:
Hello everyone, I recently read an article on Barrons about Prosper and I was intrigued about participating as an investor.? After?recently?bidding for several loans, I noticed?that Prosper could also offer very attractive interest rates to highly rated borrowers.? As such, I am looking to take?out a small loan to demonstrate to Prosper lenders that I am creditworthy borrower.

My financial situation:
I am a great candidate for this loan because I currently have significant savings and salary that are more than enough to cover the principal amount of this loan.? I am?employed in finance in New?York City and I have always made my personal balance sheet a high priority in life.? As?such, my credit rating, DTI,?and bank utilization % reflect that of a top notch borrower.? In addition, I have never had any delinquencies in my entire history?of borrowing.? My credit card balance is paid off every month and I would never do anything to tarnish my credit history which I believe is pristine.??

Thanks for your interest and?happy bidding!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: It's great to be in a good financial position. I am wondering how long you plan to play on this loan? - fairmaiden
A: Thank you for your interest. My goal with this loan is to introduce myself to the Prosper Community as a creditworthy borrower and to keep Prosper lenders pleased with their investment. I recognize the fact that Prosper lenders like a little duration on their loans, so I wouldn?t pay it off in the short term (although I am able to do so). The lower the interest rate, the more incentivized I am to keep it to full term so bid early and bid often! (Sep-16-2009)
Q: Looks like the picture was taken in Santorini Greece - so heres the question - did you ride the donkeys? - StarFundingSource
A: Good eyes, it was taken in Santorini. I was up for riding the donkeys, but my wife was scared and since it was our honeymoon......I had to play by her rules. (Sep-25-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

blot44	$50.00	$50.00	9/15/2009 11:44:27 AM
SchaeferJ	$25.00	$25.00	9/15/2009 11:50:49 AM
JustLikeYou	$57.03	$57.03	9/16/2009 2:12:18 PM
tranquil-balance	$25.00	$25.00	9/18/2009 11:40:41 AM
payontime1	$50.00	$50.00	9/18/2009 8:46:30 PM
joerock	$200.00	$200.00	9/19/2009 6:28:17 PM
loanman2007	$100.00	$100.00	9/22/2009 6:35:28 AM
jetsons6866	$25.00	$25.00	9/22/2009 2:43:39 PM
swiftsoul	$25.00	$25.00	9/23/2009 7:51:57 AM
plbquic	$50.00	$50.00	9/23/2009 1:52:45 PM
lizphan1	$37.00	$37.00	9/23/2009 7:03:58 PM
outofoffice	$50.00	$50.00	9/24/2009 8:10:13 PM
hellasow	$30.00	$30.00	9/24/2009 9:18:45 PM
prainvestment	$50.00	$50.00	9/25/2009 11:09:09 AM
IceFisherman	$70.18	$70.18	9/25/2009 4:07:01 PM
FundMaker	$25.00	$25.00	9/26/2009 7:37:02 AM
Tabster	$25.00	$25.00	9/26/2009 9:49:42 AM
usbank	$25.00	$25.00	9/26/2009 10:05:23 PM
vtr1000	$30.00	$30.00	9/26/2009 1:09:46 PM
cavalier2020	$25.00	$25.00	9/28/2009 2:31:12 PM
loanshark62	$25.00	$25.00	9/28/2009 3:16:14 PM
jybank	$200.00	$200.00	9/28/2009 4:52:40 PM
F_r_e_d_s__B_a_n_k	$100.00	$100.00	9/28/2009 11:13:26 PM
Astyanax	$25.00	$25.00	9/28/2009 5:54:29 PM
dproxima	$25.00	$25.00	9/28/2009 6:35:14 PM
dadancincowz	$25.00	$25.00	9/28/2009 7:50:37 PM
subtle-interest	$25.00	$22.81	9/28/2009 8:03:07 PM
Spkthewrd3	$25.00	$25.00	9/29/2009 7:57:15 AM
Oak-Parker	$25.00	$25.00	9/28/2009 9:29:24 PM
scrabbler	$25.00	$25.00	9/29/2009 6:48:38 AM
GS_Lending	$25.00	$25.00	9/29/2009 9:15:46 AM
jybank	$200.00	$200.00	9/29/2009 8:37:45 AM
julijask	$25.00	$25.00	9/29/2009 9:52:15 AM
REITRUST	$25.00	$25.00	9/29/2009 10:22:17 AM
MisterEd	$50.00	$50.00	9/17/2009 4:53:30 PM
e3oM	$50.00	$50.00	9/18/2009 3:30:05 PM
Dollars4Rent	$25.00	$25.00	9/22/2009 11:31:50 AM
Dollars4Rent	$25.00	$25.00	9/22/2009 11:32:10 AM
fcrick	$25.00	$25.00	9/23/2009 11:15:17 AM
Digs	$25.00	$25.00	9/25/2009 6:43:00 AM
marwadi-62	$200.00	$200.00	9/25/2009 5:31:39 AM
generous-deal6	$50.00	$50.00	9/25/2009 2:19:49 PM
JDLanier	$25.00	$25.00	9/25/2009 9:32:53 PM
herman7	$25.00	$25.00	9/26/2009 5:57:35 AM
yamahaRider	$93.67	$93.67	9/26/2009 10:33:40 AM
micloans	$75.00	$75.00	9/26/2009 2:23:34 PM
kgeezy	$30.30	$30.30	9/26/2009 2:44:21 PM
qkinger	$50.00	$50.00	9/27/2009 1:39:41 PM
SeaLoans	$25.00	$25.00	9/28/2009 9:39:48 AM
redryder20	$100.00	$100.00	9/28/2009 4:54:21 PM
YummiBear	$25.00	$25.00	9/28/2009 5:36:58 PM
generous-deal6	$50.00	$50.00	9/28/2009 5:51:33 PM
Astyanax	$50.00	$50.00	9/28/2009 5:54:00 PM
suzanny	$25.00	$25.00	9/29/2009 5:18:43 AM
Richmp412	$25.00	$25.00	9/28/2009 7:14:06 PM
lizphan1	$27.00	$27.00	9/28/2009 8:55:57 PM
redtilapia	$25.00	$25.00	9/28/2009 10:35:55 PM
robinw777	$25.00	$25.00	9/28/2009 11:20:05 PM
Snoopylover	$25.00	$25.00	9/29/2009 5:45:39 AM
quiggles	$25.00	$25.00	9/29/2009 5:55:07 AM
GradEcon	$27.01	$27.01	9/29/2009 6:34:37 AM
octoberfresh	$25.00	$25.00	9/29/2009 6:46:12 AM
revenue-glider9	$25.00	$25.00	9/29/2009 9:13:34 AM
63 bids
Borrower Payment Dependent Notes Series 424808
This series of Notes was issued and sold upon the funding of the borrower loan #38812, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Sep-17-2009
				Auction end date:	Oct-01-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.76%	Starting monthly payment:	$49.76
Final lender yield:	28.00%	Final borrower rate/APR:	29.00% / 32.62%	Final monthly payment:	$46.10

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.28%
Lender servicing fee:	1.00%	Estimated return:	12.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-1991	Debt/Income ratio:	19%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	28y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,610	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	united4jc	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 71% )	680-700 (Latest)
Principal borrowed:	$6,250.00	< mo. late:	5 ( 29% )	680-700 (Jul-2009) 660-680 (Mar-2008)
Principal balance:	$3,554.02	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
pay off pay day loans
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

zydeco337	$25.00	$25.00	9/30/2009 4:09:26 PM
Bobusa	$25.00	$25.00	10/1/2009 4:59:55 AM
Leshan	$100.00	$100.00	10/1/2009 9:16:34 AM
Bidders	$100.00	$100.00	10/1/2009 11:51:37 AM
Savings_EQ_Dignity	$50.00	$50.00	10/1/2009 4:29:40 PM
Prossper-Godfather	$25.00	$25.00	10/1/2009 4:22:47 PM
gpuck	$25.00	$25.00	10/1/2009 4:32:44 PM
Engineer44	$30.00	$30.00	10/1/2009 4:32:47 PM
Eloise62	$75.00	$75.00	9/27/2009 5:58:17 PM
jpf27	$100.00	$100.00	9/27/2009 5:57:01 PM
siv	$50.00	$50.00	9/28/2009 3:14:03 PM
randsenterprise	$25.00	$25.00	9/30/2009 8:54:07 AM
loan-eagle9	$25.00	$25.00	10/1/2009 7:13:04 AM
ColoradoLender82	$25.00	$25.00	10/1/2009 7:53:13 AM
Abed-nego	$300.00	$70.00	10/1/2009 1:56:28 PM
maccpro1	$50.00	$50.00	10/1/2009 4:08:35 PM
Prossper-Godfather	$75.00	$75.00	10/1/2009 4:22:26 PM
Prossper-Godfather	$100.00	$100.00	10/1/2009 4:22:03 PM
Prossper-Godfather	$50.00	$50.00	10/1/2009 4:23:07 PM
Prossper-Godfather	$50.00	$50.00	10/1/2009 4:22:37 PM
best-generosity-financier	$25.00	$25.00	10/1/2009 4:32:55 PM
21 bids
Borrower Payment Dependent Notes Series 425040
This series of Notes was issued and sold upon the funding of the borrower loan #38852, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,250.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Sep-18-2009
				Auction end date:	Oct-02-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55
Final lender yield:	33.95%	Final borrower rate/APR:	34.95% / 38.25%	Final monthly payment:	$56.51

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1997	Debt/Income ratio:	13%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	16	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$16,638	Occupation:	Engineer - Chemical
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	76%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	WelshG	Borrower's state:	Maryland	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	660-680 (Jan-2008) 480-500 (Dec-2006)
Principal balance:	$2,688.47	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Debt Consolidation
Purpose of loan:
This loan will be used to pay off credit card debts and prudently consolidate that debt. This loan will help to reduce my debt burden which has grown over the past two years.My credit card debt is my Achilles heel at this point and consolidation as well as reducing the interest rates is a priority for me at this point.My payment history with Prosper has been excellent.
My financial situation
This will be my second loan from the Lending Club and frankly my profile as a borrower has been exemplary. My wife and I make good salaries, she being an RN and me, a Six Sigma Practitioner at a stable company (process optimization and quality improvements).? We are not necessarily hurting for money (since together we make over $160,000 gross) but would really like to pay this outstanding credit card bills that are really variable and relatively high interest rates and move on with our lives. ?We are good candidates for a loan as we are also rebuilding our financial lives from slow growth entrepreneurial ventures. ?Interestingly, we have a new venture that is about to be launched.? It is www.myrollingstocks.com ? This site provides financial information to traders who use the rolling stock strategy to trade.? The site provides information on channeling stocks (growth has been steady. Our other venture has been around since 2001 and has been gaining steam in the past year by gaining access to national distributors such as Kehe Foods and Tree of Life, (www.natureisletropicagourmet.com). This also has vast potential as it expands nationally.? We are in over 400 stores nationwide. It is a line of tropical fruit based condiments, seasonings and sauces.

Monthly net income: $ 9,500
Monthly expenses: $ 7670??
Housing: $ 1920??
Insurance: $ 85??
Car expenses: $ 415??
Utilities: $ 450??
Phone, cable, internet: $ 200??
Food, entertainment: $ 650??
Clothing, household expenses $ 200??
Credit cards and other loans: $?1750??
Other expenses: $ 1700
UTTMA: $500

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

noble-revenue	$25.00	$25.00	9/22/2009 11:07:59 AM
Eloise62	$75.00	$75.00	9/28/2009 7:31:55 AM
mrxtravis	$198.00	$198.00	10/1/2009 4:44:34 PM
Laxa	$25.00	$25.00	10/1/2009 5:03:32 PM
Credit2Prosper	$25.00	$25.00	10/2/2009 1:24:26 AM
btormc5	$50.00	$50.00	10/2/2009 8:22:39 AM
Savings_EQ_Dignity	$50.00	$50.00	10/2/2009 10:47:35 AM
FundMaker	$25.00	$25.00	10/2/2009 11:09:52 AM
bronzmajom	$25.00	$25.00	10/2/2009 11:55:57 AM
best-generosity-financier	$25.00	$25.00	10/2/2009 4:20:17 PM
zydeco337	$25.00	$25.00	9/30/2009 4:12:48 PM
shawnw2	$75.00	$75.00	10/2/2009 3:32:03 AM
bondhedger	$25.00	$25.00	10/2/2009 9:49:34 AM
martymaniaman	$25.00	$25.00	10/2/2009 11:16:13 AM
fatboy888	$25.00	$25.00	10/2/2009 10:30:39 AM
just-trade0	$25.00	$25.00	10/2/2009 11:49:53 AM
capital-galaxy	$100.00	$100.00	10/2/2009 11:00:09 AM
loanman2007	$25.00	$25.00	10/2/2009 11:53:31 AM
Lender12	$96.34	$96.34	10/2/2009 1:17:20 PM
dorypro	$25.00	$25.00	10/2/2009 1:29:13 PM
LittleHelp	$25.00	$25.00	10/2/2009 1:41:51 PM
fulfilling-commitment	$25.00	$25.00	10/2/2009 2:31:58 PM
jono9999	$144.16	$144.16	10/2/2009 3:58:35 PM
well-mannered-income3	$25.00	$25.00	10/2/2009 4:03:21 PM
umfan123	$25.00	$25.00	10/2/2009 3:54:40 PM
Engineer44	$40.00	$36.50	10/2/2009 4:22:08 PM
26 bids
Borrower Payment Dependent Notes Series 425606
This series of Notes was issued and sold upon the funding of the borrower loan #38806, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	A	Auction Duration:	14 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Sep-23-2009
				Auction end date:	Oct-05-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 14.58%	Starting monthly payment:	$36.18
Final lender yield:	10.33%	Final borrower rate/APR:	11.33% / 14.58%	Final monthly payment:	$36.18

Auction yield range:	4.27% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1999	Debt/Income ratio:	8%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$449	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	3
Screen name:	motor_guy	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	700-720 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	620-640 (Jul-2008)
Principal balance:	$1,511.99	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Need loan for my car's transmission
Purpose of loan:
This loan will be used to? fix the transmission of my car. I got the bill from the shop. It will cost $1200 to fix the transmission.

My financial situation:
I am a good candidate for this loan because? I can easily pay the loan back. I have taken a previous loan from prosper. I have been on time with those payments and I will be on time with these payments.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 675
??Insurance: $ 150
??Car expenses: $ 500
??Utilities: $ 100
??Phone, cable, internet: $ 35
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you explain 8 delinquencies? Publicly please. Thanks. - cybercop45
A: Good Question. I took out student loans for college. Part of the loans were subsidized and part were unsubsidized. When I graduated, I could start paying back the subsidized loans within 6 months. But I had to start paying the subsidized loans immediately. My parents started to pay for the unsubsidized part. Buy they stopped after I got a job, which they did not tell me. So about 6-7 months went by, by the time I realized my parents were not paying the unsubsidized part. I started paying it all. (Oct-05-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	9/23/2009 4:16:21 PM
JustMee	$25.00	$25.00	9/23/2009 4:40:07 PM
LoanDMC	$25.00	$25.00	9/29/2009 5:15:14 PM
the-profit-oracle	$350.00	$257.10	10/1/2009 8:30:13 PM
CallMeBen	$25.00	$25.00	10/2/2009 2:47:13 AM
Ven58	$25.00	$25.00	10/2/2009 10:25:01 AM
silver-allotment	$25.00	$25.00	10/3/2009 4:45:09 PM
icon7	$25.00	$25.00	10/3/2009 5:56:25 PM
Dollars4Rent	$25.00	$25.00	10/4/2009 3:42:20 PM
axelducheck	$25.00	$25.00	10/4/2009 12:19:27 PM
mattblizz	$50.00	$50.00	10/4/2009 11:22:49 PM
moviefool	$25.00	$25.00	10/5/2009 10:00:20 AM
buckyhead2000	$25.00	$25.00	10/5/2009 1:56:56 PM
CK1	$25.00	$25.00	10/5/2009 4:11:12 PM
investment-cluster	$25.00	$25.00	10/5/2009 4:18:21 PM
the-rate-creature	$25.00	$25.00	10/5/2009 4:57:12 PM
PalmTreeIsland	$50.00	$50.00	10/5/2009 4:55:07 PM
medarocket	$25.00	$25.00	10/5/2009 5:55:11 PM
classiccitizen	$25.00	$25.00	9/24/2009 5:34:17 PM
GoodiesWarehouse	$50.00	$50.00	9/28/2009 2:17:13 PM
turbostar666	$50.02	$50.02	10/2/2009 7:04:40 AM
LittleMingo	$25.00	$25.00	10/3/2009 8:12:44 PM
tomjac2000	$25.00	$25.00	10/4/2009 6:26:32 PM
ekdroom	$25.00	$25.00	10/5/2009 9:08:23 AM
minista	$25.00	$25.00	10/5/2009 9:11:03 AM
Asimus	$42.88	$42.88	10/5/2009 1:24:55 PM
junes08	$50.00	$50.00	10/5/2009 1:31:15 PM
Feyenoord	$25.00	$25.00	10/5/2009 4:49:13 PM
LtKen717	$25.00	$25.00	10/5/2009 4:49:11 PM
29 bids
Borrower Payment Dependent Notes Series 423987
This series of Notes was issued and sold upon the funding of the borrower loan #38837, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Sep-14-2009
				Auction end date:	Sep-28-2009

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06
Final lender yield:	18.95%	Final borrower rate/APR:	19.95% / 22.19%	Final monthly payment:	$74.28

Auction yield range:	11.27% - 26.38%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	14 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	20	Length of status:	6y 8m
Amount delinquent:	$0	Revolving credit balance:	$10,475	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	DeepPockets72	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 600-620 (Mar-2008) 580-600 (Feb-2008) 560-580 (Dec-2007)
Principal balance:	$619.41	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
2nd time borrower NO LATES!!
Purpose of loan:I am an actress/model/pornstar. My stage name is Nina Jaymes ( google me)? I? have my F/T? modeling biz as described below. This is a great biz and would like the chance to further expansion.? Need to pay off debts and get a new laptop and camcorder so I can further expand in the entertainment/adult industry. My plans are to create more videos for passive income and update my site again and bring on multiple other girls, And create my own cam girl site as well.. etc etc.. Lots of plans NEED MORE MONEY!

My financial situation:
I am?self-employed and make a pretty good?living?by most people's standards. I do various photo and video shoots as a free-lancer so there is always an influx of money coming in almost everyday.? I model, produce, videography, website owner. NO LATE PAYMENTS ON CREDIT REPORT OVER THE LAST 6 YRS.
?$4000 - $8000 per Month? I average over $50k per year for the last 6 yrs.
I only have bank statements to prove my income. Most of my business is a cash business.
I receive $556 per month in child support.
However because of being self employed and inadequate verification the banks gouge me with extremely high interest rates. My computer was hacked and credit card accounts were fooled with and as of this date the banks continue to charge me exorbitant interest rates making it unbearable for me to pay no more than the minimums on most occasions. In light of things they recently dropped my interest rate a bit.
I refinanced my car loan? 04/07
From $625 a month to??$452 per month?
And I also bought a home for $ 153,000
Mortgage is $ 1150 per month? ( in process of loan modification due to down real estate market)

Credit Cards with balances:
Aspire Visa? $2165 67 min
Care Credit $ 388 bal? min payment $130
ISPC? $5500? $60 min??? (water filtration)Bank of America $1995? $45 minChase $1998 $59 minVictoria Secret $198? $10 minBest Buy MasterCard? $295? $15 min

Monthly net income: $ 4000- 8000

Monthly expenses: $
??Housing: $ 1st mtg? 812??? 2nd mtg 349
??Insurance: $?87 (car) Homeowners?(115)
??Car expenses: $ 450
??Utilities: $ 150
??Phone, cable, internet: $ 130
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $? approx 500
??Other expenses: $

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You have over $12k in credit card debt. How is a $2k loan going to help? - rjfmkt
A: This loan is for business use. If I have extra money left over I can use the rest to pay off my chase mastercard or most of it. It will help by increasing my current income so I can pay off my debts faster. And raise my credit score more and hopefully get another loan here in 9 months when I am eligible. My current loan speaks for itself. I pay everything 100% on time. Thanks!! (Sep-20-2009)
Q: Can you please speak to the income and expense from the vending sales that was the reason for your previous loan? Your current description does not include any mention of it - is it still viable? - HenlopenCapital
A: I don't speak of it because it has nothing to do with this loan. It's still in the beginning stages and have yet to make a profit off of it. I am focusing on what I do make money on in these hard times of the recession. In fact, the vending machine business has costed me way more than the $1000 loan I received. But as you can see everything is always paid on time. No worries. I am working 7 days a week to get my own laptop and use this loan to pay off my chase card. Thanks!!! (Sep-22-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Unitas4302	$50.00	$50.00	9/21/2009 6:54:03 PM
Kanyon	$50.00	$50.00	9/25/2009 1:41:25 AM
LendingHelper	$200.00	$200.00	9/25/2009 10:08:12 AM
pennyonebank	$49.00	$49.00	9/26/2009 12:51:33 PM
FatMoDean	$25.00	$25.00	9/28/2009 7:31:48 AM
jjsparks28	$37.61	$37.61	9/28/2009 9:06:43 AM
donlenboy	$25.92	$25.92	9/27/2009 10:00:58 PM
Taho	$50.00	$50.00	9/28/2009 7:17:55 AM
johnpmid	$25.00	$25.00	9/28/2009 11:31:16 AM
JJ-Loans	$70.00	$70.00	9/28/2009 7:52:33 AM
dorypro	$25.00	$25.00	9/28/2009 11:51:57 AM
broepke	$75.00	$75.00	9/28/2009 1:12:42 PM
Tizzo27	$65.14	$65.14	9/28/2009 1:19:05 PM
tcbmc	$50.00	$50.00	9/28/2009 10:24:34 AM
dorypro	$25.00	$25.00	9/28/2009 11:52:55 AM
broepke	$25.00	$25.00	9/28/2009 11:54:25 AM
Leshan	$100.00	$100.00	9/28/2009 12:16:15 PM
payontime1	$50.00	$50.00	9/28/2009 1:09:39 PM
best-generosity-financier	$25.00	$25.00	9/28/2009 4:15:35 PM
deadzed	$58.00	$58.00	9/28/2009 2:49:44 PM
drluong	$50.00	$50.00	9/28/2009 3:55:08 PM
Gaelicman	$50.00	$50.00	9/28/2009 4:14:11 PM
Engineer44	$30.00	$27.10	9/28/2009 4:15:54 PM
Savings_EQ_Dignity	$100.00	$100.00	9/28/2009 4:16:20 PM
realtormoises	$25.00	$25.00	9/25/2009 9:43:19 AM
Chillito	$28.77	$28.77	9/26/2009 2:36:25 AM
OGS_Capital	$25.00	$25.00	9/26/2009 7:34:58 AM
mclean_loaner	$100.00	$100.00	9/26/2009 6:11:35 PM
fatboy888	$25.00	$25.00	9/28/2009 5:40:41 AM
bitano	$50.00	$50.00	9/28/2009 7:15:00 AM
lasalle123	$50.00	$50.00	9/28/2009 12:41:59 PM
vmh20035	$25.00	$25.00	9/28/2009 1:01:00 PM
member123	$25.00	$25.00	9/28/2009 10:11:52 AM
Clicktogetmoney	$30.00	$30.00	9/28/2009 3:28:33 PM
classiccitizen	$50.00	$50.00	9/28/2009 4:14:53 PM
ryan516	$25.00	$25.00	9/28/2009 4:16:00 PM
Cory79	$33.46	$33.46	9/28/2009 2:02:26 PM
wascocor	$25.00	$25.00	9/28/2009 3:01:19 PM
Jazzy503	$25.00	$25.00	9/28/2009 3:17:38 PM
fireferd	$100.00	$100.00	9/28/2009 4:06:09 PM
FL-Lender	$50.00	$50.00	9/28/2009 4:14:36 PM
41 bids
Borrower Payment Dependent Notes Series 424181
This series of Notes was issued and sold upon the funding of the borrower loan #38858, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$11,000.00	Prosper Rating:	A	Auction Duration:	14 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Sep-14-2009
				Auction end date:	Sep-28-2009

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$397.68
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$356.49

Auction yield range:	4.27% - 17.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1987	Debt/Income ratio:	23%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	20y 7m
Amount delinquent:	$0	Revolving credit balance:	$22,225	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	agreement-showcase	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Conquering my debt
Purpose of loan:
This loan will be used to pay off a high interest credit card loan.
My financial situation:
I am a good candidate for this loan because I?budget and pay $930 a month?toward this debt (2 times the minimum required)?and am on?schedule?pay the?credit card loan within 15 months. My current interest rate with Chase is 28%. I hope to refinance through Propsper and reduce my interest expense. This is part of my debt reduction?strategy which has enabled me to reduce my revolving debt?by 12% since?January 2009.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you provide your Net monthly Income and Expense? Will you be able to pay $900/m towards the credit card and $394/m towards this loan when fully funded? - cybercop45
A: Thank you for your question and your interest. Monthly net income (after taxes, benefits deductions and 401K deduction) is $4000. Total expenses, including mortgage and household expenses and debt pay down is $3600. The remaining $400 goes to savings. Included in the $3600 is $1895 that I use toward debt reduction (and is more than minimums). The Prosper loan will replace the credit card referenced and I'll pay $900 toward it. (Sep-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bazaar-tulip	$25.00	$25.00	9/14/2009 5:00:45 PM
understanding-marketplace	$100.00	$100.00	9/14/2009 5:13:52 PM
Moron_Buffet	$25.00	$25.00	9/14/2009 5:15:35 PM
DukSerduk	$25.00	$25.00	9/14/2009 5:12:33 PM
skuba	$50.00	$50.00	9/14/2009 5:12:52 PM
cash-sensai2	$25.00	$25.00	9/14/2009 5:13:13 PM
Goodlender42	$25.00	$25.00	9/14/2009 5:27:18 PM
personal-lender	$25.00	$25.00	9/14/2009 5:16:44 PM
five-star-justice	$36.00	$36.00	9/14/2009 5:17:30 PM
sas19	$25.00	$25.00	9/14/2009 5:29:33 PM
crossborders	$25.00	$25.00	9/14/2009 5:18:49 PM
yank918	$25.00	$25.00	9/14/2009 5:22:59 PM
lagnisiruk	$25.00	$25.00	9/14/2009 5:10:50 PM
don8ter	$60.00	$60.00	9/14/2009 5:11:16 PM
vegibenz	$25.00	$25.00	9/14/2009 5:12:10 PM
compoundinterest	$50.00	$50.00	9/14/2009 5:31:37 PM
rose88	$25.00	$25.00	9/14/2009 5:40:20 PM
engaging-worth	$30.00	$30.00	9/14/2009 5:42:50 PM
langdonx	$50.00	$50.00	9/14/2009 7:10:05 PM
mikeandcat	$50.00	$50.00	9/14/2009 7:06:53 PM
nuclearmoose	$25.00	$25.00	9/15/2009 8:25:55 AM
turbine5	$40.00	$40.00	9/15/2009 11:06:15 AM
MidnightBank	$25.00	$25.00	9/15/2009 10:55:43 AM
gm93001	$25.00	$25.00	9/15/2009 12:55:54 PM
CULPEPPERGROUP	$25.00	$25.00	9/15/2009 7:16:42 PM
Syzygy	$25.00	$25.00	9/16/2009 1:00:53 PM
Moby	$50.00	$50.00	9/16/2009 3:55:35 PM
JnL	$25.00	$25.00	9/16/2009 7:27:36 PM
crenen139	$25.00	$25.00	9/16/2009 8:40:36 PM
Lendomatic	$25.00	$25.00	9/17/2009 3:45:30 AM
SnE	$25.00	$25.00	9/17/2009 4:23:42 AM
buckyhead2000	$25.00	$25.00	9/17/2009 2:56:54 PM
Castellan	$25.00	$25.00	9/17/2009 2:11:23 PM
bowdish1	$50.00	$50.00	9/17/2009 6:17:36 PM
js60l	$25.00	$25.00	9/18/2009 4:58:15 AM
vacation-funding	$25.00	$25.00	9/18/2009 6:58:20 AM
friendlyviking	$25.00	$25.00	9/18/2009 9:19:37 AM
SKOAL	$25.00	$25.00	9/18/2009 11:31:36 AM
monstersdad	$50.00	$50.00	9/18/2009 1:05:20 PM
HoyaHeel	$40.00	$40.00	9/18/2009 2:00:05 PM
JJS180	$25.00	$25.00	9/18/2009 2:21:02 PM
totoro	$25.00	$25.00	9/18/2009 3:33:07 PM
hayhelp	$25.00	$25.00	9/18/2009 4:01:11 PM
PatRichi	$25.00	$25.00	9/18/2009 4:01:56 PM
pulmdoc	$25.00	$25.00	9/18/2009 4:07:10 PM
mattbly	$25.00	$25.00	9/18/2009 4:18:34 PM
meux99	$25.00	$25.00	9/18/2009 5:04:04 PM
sparky1129	$25.00	$25.00	9/18/2009 7:44:06 PM
impartial-deal	$25.00	$25.00	9/18/2009 7:57:53 PM
BigLinCT	$50.00	$50.00	9/18/2009 8:41:54 PM
japper2353	$25.00	$25.00	9/19/2009 3:12:14 AM
all_of_that_one	$25.00	$25.00	9/19/2009 12:48:22 AM
pinnacle10	$25.00	$25.00	9/18/2009 9:56:54 PM
bmbanzai	$25.00	$25.00	9/18/2009 10:22:42 PM
chief_wo	$25.00	$25.00	9/19/2009 7:27:26 AM
ctgscott	$25.00	$25.00	9/19/2009 11:36:53 AM
kurizoo	$25.00	$25.00	9/19/2009 9:28:21 AM
thebenjamins	$50.00	$50.00	9/19/2009 2:47:10 PM
j2ee	$25.00	$25.00	9/19/2009 6:43:08 PM
szetowski	$25.00	$25.00	9/19/2009 10:37:07 PM
hawkhelp	$25.00	$25.00	9/20/2009 6:48:06 AM
Phantom99	$25.00	$25.00	9/20/2009 8:12:14 AM
lgs83	$25.00	$25.00	9/20/2009 10:03:29 AM
Skramar	$25.00	$25.00	9/20/2009 11:37:10 AM
fsa3	$25.00	$25.00	9/20/2009 10:02:28 AM
credit-coach118	$25.00	$25.00	9/20/2009 12:57:34 PM
stormwatch	$25.00	$25.00	9/20/2009 10:21:59 AM
wormdc	$25.00	$25.00	9/20/2009 10:58:09 AM
cpy911	$25.00	$25.00	9/20/2009 2:01:53 PM
McTrump	$25.00	$25.00	9/20/2009 2:48:38 PM
LPSolutions	$25.00	$25.00	9/20/2009 4:57:26 PM
FlexFunding	$25.00	$25.00	9/20/2009 7:21:55 PM
BlindProphet	$25.00	$25.00	9/20/2009 8:32:02 PM
Floridagirl	$25.00	$25.00	9/21/2009 9:35:25 AM
KiwiElf	$30.00	$30.00	9/21/2009 11:02:31 AM
ClearLake	$25.00	$25.00	9/21/2009 9:51:35 AM
KeepOnRunning	$50.00	$50.00	9/21/2009 9:35:41 AM
aajwm	$34.23	$34.23	9/21/2009 1:02:43 PM
jt88	$25.00	$25.00	9/21/2009 11:22:44 AM
SkiNZ	$25.00	$25.00	9/21/2009 11:42:08 AM
LuckySF	$44.74	$44.74	9/21/2009 11:51:58 AM
jasperpants	$25.00	$25.00	9/21/2009 11:37:28 AM
calessabay	$25.00	$25.00	9/21/2009 12:32:31 PM
WhiteGiant	$25.00	$25.00	9/21/2009 1:48:00 PM
coolspeed	$25.00	$25.00	9/21/2009 4:39:18 PM
twomonkeys3	$25.00	$25.00	9/21/2009 4:47:51 PM
QuinMccoy	$25.00	$25.00	9/21/2009 5:43:44 PM
kanpur63	$25.00	$25.00	9/21/2009 6:17:56 PM
MrDavid	$40.34	$40.34	9/21/2009 7:52:43 PM
Kelor99	$25.00	$25.00	9/21/2009 9:18:12 PM
Masterlender	$25.00	$25.00	9/21/2009 6:57:48 PM
pipopirate	$25.00	$25.00	9/21/2009 10:07:17 PM
assetmanager	$25.00	$25.00	9/22/2009 3:39:15 AM
BoutYeBank	$25.00	$25.00	9/22/2009 7:57:38 AM
top-impressive-dinero	$25.00	$25.00	9/21/2009 9:42:19 PM
Bronxville2007	$25.00	$25.00	9/22/2009 8:17:00 AM
mh1169	$85.42	$85.42	9/22/2009 7:52:37 AM
ojibwa	$25.00	$25.00	9/22/2009 9:12:14 AM
GatorBait	$25.00	$25.00	9/22/2009 9:50:17 AM
lovely-return7	$25.00	$25.00	9/22/2009 9:35:11 AM
longisland47m	$25.00	$25.00	9/22/2009 9:36:11 AM
fortytwo	$75.00	$75.00	9/22/2009 10:17:03 AM
USMC0311	$25.00	$25.00	9/22/2009 10:56:54 AM
mscomeaux	$25.00	$25.00	9/22/2009 10:58:13 AM
mizount	$25.00	$25.00	9/22/2009 11:00:33 AM
rdextra	$25.00	$25.00	9/22/2009 11:03:59 AM
lostontheedge	$25.00	$25.00	9/22/2009 10:57:57 AM
Skady3love	$25.00	$25.00	9/22/2009 11:04:18 AM
BayShell	$28.34	$28.34	9/22/2009 11:22:09 AM
zyztemboy	$25.00	$25.00	9/22/2009 11:37:59 AM
kumpa2u	$50.00	$50.00	9/22/2009 10:57:03 AM
passivesf	$25.00	$25.00	9/22/2009 1:14:27 PM
Sixmil	$25.00	$25.00	9/22/2009 10:57:15 AM
brightest-revenue-spark	$25.00	$25.00	9/22/2009 1:14:33 PM
naniamo	$25.00	$25.00	9/22/2009 10:57:41 AM
market-assembler	$26.38	$26.38	9/22/2009 10:59:34 AM
financelover	$25.00	$25.00	9/22/2009 1:16:26 PM
ritchie70	$25.00	$25.00	9/22/2009 1:18:27 PM
ganoman21	$25.00	$25.00	9/22/2009 1:20:03 PM
whiteshadow	$25.00	$25.00	9/22/2009 11:22:13 AM
chipperjohnson	$50.00	$50.00	9/22/2009 1:16:52 PM
focused-wampum	$50.00	$50.00	9/22/2009 1:20:11 PM
nv	$25.00	$25.00	9/22/2009 1:23:36 PM
RJN	$25.00	$25.00	9/22/2009 1:16:18 PM
top-unflappable-economy	$25.00	$25.00	9/22/2009 1:16:36 PM
OLYVRC	$25.00	$25.00	9/22/2009 1:17:55 PM
slartibardfast	$30.00	$30.00	9/22/2009 1:18:01 PM
new-reward-sequoia	$25.00	$25.00	9/22/2009 1:18:17 PM
coin-lender77	$25.00	$25.00	9/22/2009 1:18:42 PM
tsui517	$25.00	$25.00	9/22/2009 1:26:30 PM
RickD1003	$50.00	$50.00	9/22/2009 1:42:51 PM
bansir	$25.00	$25.00	9/22/2009 5:42:32 PM
project07	$25.00	$25.00	9/23/2009 3:12:04 AM
godspeed237	$25.00	$25.00	9/23/2009 6:42:42 AM
veryfastlender	$25.00	$25.00	9/22/2009 9:57:04 PM
kayden	$25.00	$25.00	9/22/2009 10:31:59 PM
bold-loyalty-pony	$25.00	$25.00	9/23/2009 9:34:26 AM
transparency-giant	$50.00	$50.00	9/23/2009 8:12:01 AM
bugleusmc	$30.00	$30.00	9/23/2009 12:07:08 PM
newest-generosity-saga	$25.00	$25.00	9/23/2009 9:34:31 AM
JLEND926121	$25.00	$25.00	9/23/2009 11:24:25 AM
kindness-saver	$25.00	$25.00	9/23/2009 11:26:19 AM
Pilotf22	$25.00	$25.00	9/23/2009 4:25:03 PM
danfrphils	$25.00	$11.20	9/24/2009 5:58:34 AM
gjm6d	$29.00	$29.00	9/23/2009 8:16:33 PM
site_ml	$25.00	$25.00	9/23/2009 10:56:58 PM
CaptainKirk	$50.00	$50.00	9/24/2009 6:00:44 AM
CommerciaLender	$25.00	$25.00	9/24/2009 7:08:48 AM
julijask	$25.00	$25.00	9/24/2009 9:29:02 AM
outofoffice	$50.00	$50.00	9/24/2009 8:04:31 PM
marshallmanhattan	$25.00	$25.00	9/24/2009 6:42:54 PM
AtlantistoXanadu	$50.00	$50.00	9/25/2009 8:25:14 AM
techreseller	$50.00	$50.00	9/25/2009 8:38:30 AM
vineet	$25.00	$25.00	9/25/2009 11:15:59 AM
StarFundingSource	$25.00	$25.00	9/25/2009 11:25:47 AM
BankofBeth	$50.00	$50.00	9/25/2009 12:23:51 PM
4mydaughterseducation	$25.00	$25.00	9/25/2009 9:11:07 PM
gustavholstopus32	$25.00	$25.00	9/26/2009 4:25:49 AM
Eagledrop	$25.00	$25.00	9/27/2009 8:05:39 AM
oldman68	$25.00	$25.00	9/26/2009 7:41:11 PM
best-generosity-financier	$25.00	$25.00	9/26/2009 9:02:39 PM
JerryB96	$25.00	$25.00	9/26/2009 9:20:08 PM
jfreaksho	$50.00	$50.00	9/27/2009 7:43:51 AM
gjm6d	$37.80	$37.80	9/27/2009 2:54:43 PM
resolute-liberty	$25.00	$25.00	9/28/2009 11:40:39 AM
diverse-transparency	$50.00	$50.00	9/28/2009 8:27:44 AM
CashBank	$25.00	$25.00	9/28/2009 8:58:43 AM
myduck	$100.00	$100.00	9/28/2009 9:38:22 AM
balance-chestnut	$25.00	$25.00	9/28/2009 10:09:08 AM
SpectrumCen	$25.00	$25.00	9/28/2009 2:54:04 PM
SkipMcGrath	$50.00	$50.00	9/28/2009 12:43:59 PM
Engineer44	$25.00	$25.00	9/28/2009 4:24:50 PM
Kyileo	$50.00	$50.00	9/28/2009 4:20:32 PM
Cai8899	$25.00	$25.00	9/14/2009 5:10:31 PM
Cherrypicker06	$25.00	$25.00	9/14/2009 5:11:04 PM
honorable-yield	$50.00	$50.00	9/14/2009 5:11:54 PM
gold-tsunami	$25.00	$25.00	9/14/2009 5:16:56 PM
testobsessed	$100.00	$100.00	9/14/2009 5:14:05 PM
Kame	$25.00	$25.00	9/14/2009 5:15:55 PM
LoanGiver	$25.00	$25.00	9/14/2009 5:16:09 PM
Sid-K	$50.00	$50.00	9/14/2009 5:12:22 PM
bchen78875	$50.00	$50.00	9/14/2009 5:13:26 PM
elasermd	$50.00	$50.00	9/14/2009 5:14:19 PM
seasportsguy	$25.00	$25.00	9/14/2009 5:14:33 PM
kinetic-diversification	$50.00	$50.00	9/14/2009 5:34:13 PM
Hogpilot	$25.00	$25.00	9/14/2009 7:07:35 PM
snowman34	$25.00	$25.00	9/14/2009 7:03:06 PM
bid-papyrus	$50.00	$50.00	9/16/2009 8:26:52 AM
uncleegg	$25.00	$25.00	9/16/2009 3:15:46 AM
degster	$25.00	$25.00	9/16/2009 8:46:02 AM
goofy15975	$25.00	$25.00	9/16/2009 1:30:07 PM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:03:36 PM
Coach2often	$50.00	$50.00	9/16/2009 4:17:41 PM
flexiboy35	$25.00	$25.00	9/16/2009 5:35:30 PM
Barak	$80.00	$80.00	9/17/2009 8:21:15 AM
jchix	$25.00	$25.00	9/17/2009 2:21:55 PM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:12 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:05 PM
BuckNaikid	$25.00	$25.00	9/17/2009 7:57:44 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:17 PM
rulender	$50.00	$50.00	9/17/2009 7:42:11 PM
CPAMAN	$25.00	$25.00	9/18/2009 10:10:23 AM
SNH	$50.00	$50.00	9/18/2009 10:11:23 AM
j48	$25.00	$25.00	9/18/2009 10:51:34 AM
reo379	$50.00	$50.00	9/18/2009 12:11:57 PM
brainy-dedication	$25.00	$25.00	9/18/2009 1:08:02 PM
Octavian315	$50.00	$50.00	9/18/2009 12:31:19 PM
Raser	$25.00	$25.00	9/18/2009 1:13:09 PM
silver-ace	$25.00	$25.00	9/18/2009 1:15:10 PM
ok	$25.00	$25.00	9/18/2009 2:13:59 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:26 PM
linklady	$33.78	$33.78	9/18/2009 3:34:47 PM
mathprof	$25.00	$25.00	9/18/2009 4:06:51 PM
conceptpi	$25.00	$25.00	9/18/2009 4:26:57 PM
TK4	$25.00	$25.00	9/18/2009 7:12:04 PM
Avala	$25.00	$25.00	9/18/2009 7:19:06 PM
Dreams4Cash	$25.00	$25.00	9/18/2009 10:22:32 PM
noble-revenue	$25.00	$25.00	9/18/2009 8:32:30 PM
jwood3030	$25.00	$25.00	9/19/2009 12:48:19 AM
pinaypie1	$25.00	$25.00	9/19/2009 7:42:18 AM
dollars4debts	$25.00	$25.00	9/19/2009 9:28:25 AM
best-platinum-persimmon	$50.00	$50.00	9/19/2009 9:26:59 AM
money-vista	$25.00	$25.00	9/19/2009 9:57:19 AM
return-flamenco	$25.00	$25.00	9/19/2009 12:01:56 PM
Artist_Blue	$25.00	$25.00	9/19/2009 6:21:49 PM
lending-bear	$33.05	$33.05	9/19/2009 12:51:56 PM
MGOT-Ken	$25.00	$25.00	9/19/2009 5:07:15 PM
Viamin	$25.00	$25.00	9/20/2009 1:22:30 AM
RICHMONDREB	$25.00	$25.00	9/20/2009 5:09:18 AM
teejay411	$100.00	$100.00	9/20/2009 9:12:04 AM
credit-bearer959	$25.00	$25.00	9/20/2009 3:13:52 AM
catmanbob	$25.00	$25.00	9/20/2009 9:26:53 AM
Rendely	$25.00	$25.00	9/20/2009 5:26:53 AM
goodkarma	$25.00	$25.00	9/20/2009 8:08:11 AM
MissionMicroFinance	$50.00	$50.00	9/20/2009 9:12:27 AM
kid8549	$25.00	$25.00	9/20/2009 9:22:18 AM
pawsitive	$25.00	$25.00	9/20/2009 2:02:04 PM
jgar_O	$30.00	$30.00	9/20/2009 2:41:50 PM
imagenki	$25.00	$25.00	9/20/2009 4:47:13 PM
gracej	$25.00	$25.00	9/20/2009 7:41:51 PM
nofreelunch	$25.00	$25.00	9/21/2009 5:17:09 AM
rmachi	$25.00	$25.00	9/21/2009 8:27:55 AM
asya	$29.00	$29.00	9/21/2009 7:13:39 AM
neenerman	$25.00	$25.00	9/21/2009 8:32:05 AM
zeraphm	$25.00	$25.00	9/21/2009 8:37:44 AM
suave-dollar	$40.00	$40.00	9/21/2009 9:32:48 AM
pbeach05	$25.00	$25.00	9/21/2009 10:03:42 AM
visionary-currency	$100.00	$100.00	9/21/2009 9:33:41 AM
Friend22	$25.00	$25.00	9/21/2009 9:27:03 AM
star7705	$25.00	$25.00	9/21/2009 9:32:37 AM
gogmagog	$64.35	$64.35	9/21/2009 10:54:39 AM
soldadoz	$25.00	$25.00	9/21/2009 9:59:34 AM
Patter256	$25.00	$25.00	9/21/2009 1:18:43 PM
museic1	$25.00	$25.00	9/21/2009 1:21:49 PM
superchicken	$25.00	$25.00	9/21/2009 11:52:00 AM
practice44	$25.00	$25.00	9/21/2009 12:26:09 PM
blackstar	$25.00	$25.00	9/21/2009 1:12:03 PM
majormoves1	$25.00	$25.00	9/21/2009 12:39:15 PM
dealarella	$25.00	$25.00	9/21/2009 5:12:08 PM
trade-watcher	$25.00	$25.00	9/21/2009 5:32:43 PM
ChicoBob	$31.71	$31.71	9/22/2009 5:42:05 AM
BaxterEvil	$25.00	$25.00	9/21/2009 7:28:32 PM
szetheli	$50.00	$50.00	9/22/2009 8:16:58 AM
discrete-asset	$25.00	$25.00	9/22/2009 9:33:36 AM
MikeB918	$25.00	$25.00	9/22/2009 6:31:58 AM
milehighguy	$50.00	$50.00	9/22/2009 7:33:27 AM
ebgb234	$25.00	$25.00	9/22/2009 9:19:30 AM
tuffshorty	$50.00	$50.00	9/22/2009 9:32:39 AM
canisian	$25.00	$25.00	9/22/2009 10:43:21 AM
djh47a	$40.00	$40.00	9/22/2009 9:34:19 AM
Railbird	$25.00	$25.00	9/22/2009 9:36:32 AM
larrybird	$95.00	$95.00	9/22/2009 10:53:40 AM
Jassi	$25.00	$25.00	9/22/2009 9:44:17 AM
All_Wins	$25.00	$25.00	9/22/2009 10:57:35 AM
GenerousGentleMan	$25.00	$25.00	9/22/2009 10:57:46 AM
djs81	$25.00	$25.00	9/22/2009 10:58:55 AM
AndersenWatcher	$25.00	$25.00	9/22/2009 11:00:04 AM
interstellar	$50.00	$50.00	9/22/2009 11:00:47 AM
kegs	$100.00	$100.00	9/22/2009 10:33:34 AM
ADenny	$25.00	$25.00	9/22/2009 11:03:45 AM
jetblack	$29.51	$29.51	9/22/2009 11:32:05 AM
cyberie21	$33.44	$33.44	9/22/2009 11:37:15 AM
jct_enterprises	$25.00	$25.00	9/22/2009 10:55:45 AM
bruin558	$92.31	$92.31	9/22/2009 10:56:35 AM
shawnw2	$25.00	$25.00	9/22/2009 10:57:08 AM
kayakg	$25.00	$25.00	9/22/2009 10:57:58 AM
abuyama22	$25.00	$25.00	9/22/2009 1:15:07 PM
BookandLaw	$25.00	$25.00	9/22/2009 1:15:44 PM
reefer	$50.00	$50.00	9/22/2009 1:16:10 PM
dumbass	$25.00	$25.00	9/22/2009 11:00:42 AM
888168	$50.00	$50.00	9/22/2009 1:17:43 PM
bocap	$25.00	$25.00	9/22/2009 1:17:52 PM
Hokiemon	$75.00	$75.00	9/22/2009 1:15:51 PM
Exia	$25.00	$25.00	9/22/2009 12:11:33 PM
Captain88	$25.00	$25.00	9/22/2009 1:13:41 PM
elated-justice	$25.00	$25.00	9/22/2009 1:14:47 PM
CoolHelp	$25.00	$25.00	9/22/2009 1:14:55 PM
XD2005	$25.00	$25.00	9/22/2009 1:15:24 PM
Ananya	$25.00	$25.00	9/22/2009 1:15:34 PM
screenname03	$25.00	$25.00	9/22/2009 1:15:39 PM
LenderIntegrity24	$25.00	$25.00	9/22/2009 1:16:13 PM
thedoctor	$25.00	$25.00	9/22/2009 1:17:18 PM
Turkish101	$25.00	$25.00	9/22/2009 1:18:47 PM
shanedog	$25.00	$25.00	9/22/2009 1:19:39 PM
morpholog	$25.00	$25.00	9/22/2009 1:25:31 PM
virtualbank	$25.00	$25.00	9/22/2009 1:37:38 PM
Banker7371	$25.00	$25.00	9/22/2009 4:11:57 PM
zeelender	$25.00	$25.00	9/22/2009 5:03:10 PM
Marathoner	$25.00	$25.00	9/22/2009 8:46:59 PM
KingCroesus	$25.00	$25.00	9/22/2009 9:23:25 PM
dime-violin	$25.00	$25.00	9/23/2009 9:33:10 AM
NFV	$25.00	$25.00	9/23/2009 10:37:11 AM
DrStaff	$60.00	$60.00	9/23/2009 10:48:15 AM
jeffc92	$50.00	$50.00	9/23/2009 10:18:40 AM
acropiloterau2002	$25.00	$25.00	9/23/2009 12:32:06 PM
DeathScythe676	$25.00	$25.00	9/23/2009 9:34:22 AM
eastindianprince	$25.00	$25.00	9/23/2009 11:26:16 AM
bayareainv	$50.00	$50.00	9/23/2009 10:18:27 AM
Zoomie	$25.00	$25.00	9/23/2009 10:37:06 AM
dansarkis	$25.00	$25.00	9/23/2009 1:12:15 PM
SOP_Bank	$25.00	$25.00	9/23/2009 1:17:44 PM
DadWarbucks	$43.43	$43.43	9/23/2009 1:04:38 PM
highcountry1	$25.00	$25.00	9/23/2009 7:42:27 PM
freestyle624	$25.00	$25.00	9/24/2009 6:38:49 AM
NDFIRTH	$100.00	$100.00	9/24/2009 10:03:44 AM
rakey	$25.00	$25.00	9/24/2009 4:30:49 PM
PhalanxBulldog	$25.00	$25.00	9/24/2009 7:36:59 PM
vigorous-moola	$25.00	$25.00	9/25/2009 9:57:00 AM
jakester00	$30.97	$30.97	9/25/2009 8:35:01 PM
beaufuture	$25.00	$25.00	9/27/2009 3:45:23 AM
LendThriftSimon	$25.00	$25.00	9/26/2009 12:18:31 PM
generous-deal6	$25.00	$25.00	9/26/2009 1:35:36 PM
momentous-transaction8	$100.00	$100.00	9/26/2009 7:43:36 PM
kulender	$50.00	$50.00	9/27/2009 5:45:28 AM
mobius_titan	$25.00	$25.00	9/28/2009 5:00:17 AM
julijask	$25.00	$25.00	9/28/2009 10:04:29 AM
jybank	$25.00	$25.00	9/28/2009 12:31:14 PM
Gnomes-of-Zurich	$25.00	$25.00	9/28/2009 2:33:03 PM
usedtoborrow	$100.00	$100.00	9/28/2009 3:21:39 PM
lender73w	$25.00	$25.00	9/28/2009 4:23:57 PM
340 bids
Borrower Payment Dependent Notes Series 424237
This series of Notes was issued and sold upon the funding of the borrower loan #38805, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	A	Auction Duration:	14 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Sep-15-2009
				Auction end date:	Sep-29-2009

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 14.47%	Starting monthly payment:	$266.98
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$259.27

Auction yield range:	4.27% - 11.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1994	Debt/Income ratio:	32%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	18 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$19,915	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	52%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	JPeteQ	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	780-800 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	800-820 (Mar-2007) 780-800 (Feb-2007)
Principal balance:	$1,308.52	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Lowering Interest Rates
Thanks for reviewing my listing! I am 30, I own my own home and I have a great job working for my family?s plumbing company as the Dispatcher. I spent the first two years out of college volunteering in an elementary school working on reading skills, and then a year getting my Masters In Teaching. I teach in the evenings at Sylvan Learning Center as a "Paid Hobby". (Something I love to do that has the advantage of putting a little extra money in my pocket every month.)I have not had any trouble meeting any of my financial responsibilities, but I take issue with credit card companies raising interest rates on their good customers for no reason and also lowering available balances; both of which have happened to me in the past 4 months. You'll notice my credit score has dropped slightly; this is because two of my credit cards lowered my limits without any provocation on my part. I currently have an active Prosper loan, and as you can see, I have never had a late payment or any delinquencies - ever. I'd really love to pay reasonable interest to a "little guy" instead of the huge credit card companies!

I drive a company vehicle, so I have no vehicle costs. My cell phone is also paid for by the company. ? If you check my credit report, you may notice that there is a JC Penny?s account that is attributed to me from 1990. To my knowledge, they weren't handing out credit cards to 10 year olds in the 90's. I?ve gone around and around with both JC Penny?s and the credit agencies, and I haven?t been able to get it removed. My real credit history starts in 1998 with my first credit card, which was for the Bon Marche. I got it under the direction of my mom, so I could start establishing credit early and kept it paid off in full. I bought my first car when I was 18 and had it paid off 5 months later.??

My monthly budget is as follows??
Income from full time job $2600 (before overtime and bonuses which average $200-$400 per month)
Rental Income $1000
Mortgage $1400
Credit cards $400
Utilities $125
Food $200
Life/Disability Insurance $120
Misc/Savings/etc $170??

I have my bills well in hand and I keep my discretionary spending to a minimum. I am just tired of feeling like I?m getting nowhere with the credit card debt.??

Thanks for looking!??

Jenny
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi JPeteQ, You have an excellent credit record. Could you please list your credit cards, amounts, and rates? Thanks. - golffish2
A: Capitol One 5,288.45, 9.86% Bank of America 2,321.46, 19.24% (this is one where they jacked up the rate and cut my balance in half and one that I'll be paying off with this loan) Simmons First Nat'l Bank 1,937.79, 9% JC Penney's Mastercard 3,815.49, 7.06% Citi Platinum 5,594.24, 10.74% Target Card 6,453.91 19.99% (this is the other card that I will be paying the majority off of with the prosper loan.) (Sep-16-2009)
Q: are you putting new charges on your credit cards with high balences. do you have a plan to stop over spending? - violetsarered
A: I wasn't over spending necessarily in the first place, (at least not in the way you mean.) It was debt from when I was getting my masters degree and the year I spent living on $800 a month while volunteering with the Americorps. None of it was thoughtless, frivolous spending. Since I got my masters in 2004, overspending is not the issue. I just don't like the way the credit card companies are treating their consumers. I am incurring no new debt. (Sep-28-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bazaar-tulip	$25.00	$25.00	9/15/2009 11:13:35 AM
don8ter	$60.00	$60.00	9/15/2009 11:21:53 AM
bchen78875	$50.00	$50.00	9/15/2009 11:22:21 AM
seasportsguy	$25.00	$25.00	9/15/2009 11:22:45 AM
Halos2002	$50.00	$50.00	9/15/2009 11:24:12 AM
honorable-yield	$50.00	$50.00	9/15/2009 11:21:58 AM
skuba	$50.00	$50.00	9/15/2009 11:22:11 AM
Moron_Buffet	$25.00	$25.00	9/15/2009 11:23:08 AM
personal-lender	$25.00	$25.00	9/15/2009 11:23:24 AM
sas19	$25.00	$25.00	9/15/2009 11:28:07 AM
compoundinterest	$50.00	$50.00	9/15/2009 11:28:20 AM
Goodlender42	$25.00	$25.00	9/15/2009 11:34:01 AM
Kame	$25.00	$25.00	9/15/2009 11:23:14 AM
gold-tsunami	$25.00	$25.00	9/15/2009 11:23:31 AM
rjleves	$25.00	$25.00	9/15/2009 11:23:39 AM
cash-sensai2	$25.00	$25.00	9/15/2009 5:21:38 PM
CULPEPPERGROUP	$25.00	$25.00	9/15/2009 7:16:48 PM
uncleegg	$25.00	$25.00	9/16/2009 3:15:58 AM
degster	$25.00	$25.00	9/16/2009 8:46:14 AM
credit-coach118	$25.00	$25.00	9/16/2009 8:57:07 AM
gm93001	$25.00	$25.00	9/16/2009 8:35:11 AM
runner669	$69.35	$69.35	9/16/2009 1:43:15 PM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:03:52 PM
Syzygy	$25.00	$25.00	9/16/2009 4:05:21 PM
crenen139	$25.00	$25.00	9/16/2009 8:40:45 PM
five-star-justice	$36.00	$36.00	9/16/2009 9:10:09 PM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:23 PM
SnE	$25.00	$25.00	9/17/2009 4:23:48 AM
bid-papyrus	$50.00	$50.00	9/17/2009 5:20:09 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:15 PM
SNH	$50.00	$50.00	9/18/2009 10:11:53 AM
brainy-dedication	$25.00	$25.00	9/18/2009 1:08:16 PM
mattbly	$25.00	$25.00	9/18/2009 4:18:51 PM
william8	$25.00	$25.00	9/18/2009 4:18:03 PM
crossborders	$25.00	$25.00	9/18/2009 8:01:54 PM
japper2353	$25.00	$25.00	9/19/2009 3:12:25 AM
alands94	$25.00	$25.00	9/19/2009 11:13:12 AM
money-vista	$25.00	$25.00	9/19/2009 9:57:23 AM
thebenjamins	$40.00	$40.00	9/19/2009 2:47:15 PM
JnL	$25.00	$25.00	9/19/2009 3:17:58 PM
Viamin	$25.00	$25.00	9/20/2009 1:22:35 AM
Rendely	$25.00	$25.00	9/20/2009 5:26:56 AM
PrinceValium	$50.00	$50.00	9/19/2009 8:41:42 PM
kid8549	$25.00	$25.00	9/20/2009 9:22:24 AM
Skramar	$25.00	$25.00	9/20/2009 11:37:13 AM
lgs83	$25.00	$25.00	9/20/2009 10:03:33 AM
stormwatch	$25.00	$25.00	9/20/2009 10:22:02 AM
cpy911	$25.00	$25.00	9/20/2009 2:01:58 PM
mikeandcat	$50.00	$50.00	9/20/2009 3:12:33 PM
pulmdoc	$25.00	$25.00	9/20/2009 9:02:43 PM
nofreelunch	$25.00	$25.00	9/21/2009 5:17:17 AM
rmachi	$25.00	$25.00	9/21/2009 8:28:01 AM
zeraphm	$25.00	$25.00	9/21/2009 8:37:48 AM
friendlyviking	$25.00	$25.00	9/21/2009 8:32:07 AM
kfi805	$50.00	$50.00	9/21/2009 8:54:42 AM
ClearLake	$25.00	$25.00	9/21/2009 9:51:41 AM
soldadoz	$25.00	$25.00	9/21/2009 9:59:38 AM
bowdish1	$29.43	$29.43	9/21/2009 12:25:21 PM
JJS180	$25.00	$25.00	9/21/2009 12:39:46 PM
QuinMccoy	$25.00	$25.00	9/21/2009 5:43:47 PM
monstersdad	$42.04	$42.04	9/21/2009 8:02:05 PM
turbine5	$25.00	$25.00	9/21/2009 8:42:09 PM
Hogpilot	$25.00	$25.00	9/21/2009 9:02:32 PM
noble-revenue	$25.00	$25.00	9/22/2009 5:48:28 AM
tuffshorty	$50.00	$50.00	9/22/2009 9:32:43 AM
djh47a	$40.00	$40.00	9/22/2009 9:34:22 AM
BoutYeBank	$25.00	$25.00	9/22/2009 7:57:43 AM
AUanything	$25.00	$25.00	9/22/2009 11:29:52 AM
Student_Capital	$50.00	$50.00	9/22/2009 11:49:55 PM
QsDad	$25.00	$25.00	9/23/2009 11:13:30 PM
loanman2007	$100.00	$100.00	9/24/2009 5:55:25 PM
lizphan1	$25.00	$25.00	9/24/2009 9:21:18 PM
market-assembler	$50.00	$50.00	9/25/2009 6:42:51 AM
SeaLoans	$25.00	$25.00	9/25/2009 6:43:03 AM
iolaire	$50.00	$50.00	9/25/2009 9:05:21 AM
truth-candy	$25.00	$25.00	9/25/2009 10:29:55 AM
JoeXB	$25.00	$25.00	9/25/2009 1:09:11 PM
bkb7484	$25.00	$25.00	9/25/2009 6:16:09 PM
the-durability-planetarium	$125.00	$125.00	9/25/2009 11:09:03 PM
RiskAdverse	$25.00	$25.00	9/25/2009 7:23:31 PM
CommerciaLender	$27.00	$27.00	9/25/2009 8:55:49 PM
4mydaughterseducation	$50.00	$50.00	9/25/2009 9:12:50 PM
tomjac2000	$25.00	$25.00	9/26/2009 10:54:25 AM
generous-deal6	$50.00	$50.00	9/26/2009 1:28:37 PM
JerryB96	$25.00	$25.00	9/26/2009 9:23:57 PM
Damostuff	$25.00	$25.00	9/27/2009 4:26:45 PM
bunnybear	$50.00	$50.00	9/28/2009 8:11:25 AM
Saab93	$25.00	$25.00	9/27/2009 6:21:04 PM
mad4wknds	$25.00	$25.00	9/27/2009 9:35:54 PM
cwm3651	$50.00	$50.00	9/28/2009 12:33:57 PM
QsDad	$25.00	$25.00	9/28/2009 3:26:47 PM
gjm6d	$25.00	$25.00	9/28/2009 5:01:35 PM
SFBank	$200.00	$200.00	9/28/2009 6:52:14 PM
Richmp412	$25.00	$25.00	9/28/2009 7:11:09 PM
johnpmid	$25.00	$25.00	9/28/2009 6:47:50 PM
TheLoanManCan	$50.00	$50.00	9/29/2009 6:40:31 AM
ultimatepaintball	$25.00	$25.00	9/28/2009 9:55:13 PM
Sven79	$250.00	$250.00	9/29/2009 9:44:48 AM
Machbannai	$28.85	$28.85	9/29/2009 2:50:56 AM
beaufuture	$25.00	$25.00	9/29/2009 3:17:24 AM
shneb	$200.00	$200.00	9/29/2009 10:06:59 AM
WhiteFang34	$100.00	$100.00	9/29/2009 2:29:26 AM
bossyboots01	$25.00	$25.00	9/29/2009 5:13:47 AM
bondo41	$25.00	$25.00	9/29/2009 6:16:02 AM
friendinmoney	$50.00	$50.00	9/29/2009 11:10:48 AM
unger	$200.00	$200.00	9/29/2009 8:35:11 AM
VT2VA	$25.00	$25.00	9/29/2009 8:20:28 AM
julijask	$25.00	$25.00	9/29/2009 9:51:25 AM
JFalcon	$50.00	$50.00	9/29/2009 10:12:04 AM
understanding-marketplace	$100.00	$100.00	9/15/2009 11:22:28 AM
Sid-K	$50.00	$50.00	9/15/2009 11:22:03 AM
testobsessed	$100.00	$100.00	9/15/2009 11:22:31 AM
elasermd	$50.00	$50.00	9/15/2009 11:22:36 AM
LoanGiver	$25.00	$25.00	9/15/2009 11:23:20 AM
snowman34	$25.00	$25.00	9/15/2009 11:33:44 AM
wwwUniversal	$25.00	$25.00	9/15/2009 11:43:42 AM
Cai8899	$25.00	$25.00	9/15/2009 11:21:32 AM
lagnisiruk	$25.00	$25.00	9/15/2009 11:21:36 AM
Cherrypicker06	$25.00	$25.00	9/15/2009 11:21:45 AM
DukSerduk	$25.00	$25.00	9/15/2009 11:22:08 AM
kinetic-diversification	$50.00	$50.00	9/15/2009 11:28:57 AM
engaging-worth	$30.00	$30.00	9/15/2009 11:32:07 AM
winmals	$25.00	$25.00	9/16/2009 11:56:03 AM
flexiboy35	$25.00	$25.00	9/16/2009 5:41:59 PM
benroo	$25.00	$25.00	9/17/2009 12:54:23 PM
Castellan	$25.00	$25.00	9/17/2009 2:11:34 PM
tpcnet	$25.00	$25.00	9/17/2009 3:14:48 PM
Barak	$80.00	$80.00	9/17/2009 8:21:19 AM
rose88	$25.00	$25.00	9/17/2009 4:38:51 PM
langdonx	$25.00	$25.00	9/17/2009 5:31:53 PM
BuckNaikid	$25.00	$25.00	9/17/2009 7:57:52 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:23 PM
j48	$25.00	$25.00	9/18/2009 10:51:57 AM
MidnightBank	$25.00	$25.00	9/18/2009 12:48:11 PM
goofy15975	$25.00	$25.00	9/18/2009 1:10:22 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:48 PM
buckyhead2000	$25.00	$25.00	9/18/2009 5:02:29 PM
meux99	$25.00	$25.00	9/18/2009 5:04:16 PM
rulender	$50.00	$50.00	9/18/2009 7:47:42 PM
yank918	$25.00	$25.00	9/18/2009 8:56:52 PM
chief_wo	$25.00	$25.00	9/19/2009 7:27:32 AM
MGOT-Ken	$25.00	$25.00	9/19/2009 5:07:18 PM
ericd523	$40.00	$40.00	9/19/2009 5:31:44 PM
j2ee	$25.00	$25.00	9/19/2009 6:43:12 PM
MissionMicroFinance	$50.00	$50.00	9/20/2009 9:12:31 AM
nav1elt	$42.79	$42.79	9/20/2009 3:13:09 AM
catmanbob	$25.00	$25.00	9/20/2009 9:26:56 AM
CorporateT00l	$25.00	$25.00	9/20/2009 10:46:54 AM
pawsitive	$25.00	$25.00	9/20/2009 2:02:07 PM
jgar_O	$30.00	$30.00	9/20/2009 2:41:54 PM
kulender	$100.00	$100.00	9/20/2009 4:55:04 PM
Moby	$50.00	$50.00	9/20/2009 5:01:51 PM
bejfishing	$25.00	$25.00	9/20/2009 6:30:55 PM
gracej	$25.00	$25.00	9/20/2009 7:41:54 PM
BlindProphet	$25.00	$25.00	9/20/2009 8:32:05 PM
suave-dollar	$40.00	$40.00	9/21/2009 9:32:52 AM
visionary-currency	$100.00	$100.00	9/21/2009 9:33:48 AM
Floridagirl	$25.00	$25.00	9/21/2009 9:35:31 AM
spudbeach	$63.48	$63.48	9/21/2009 12:15:55 PM
coolspeed	$25.00	$25.00	9/21/2009 4:39:23 PM
BaxterEvil	$25.00	$25.00	9/21/2009 7:28:41 PM
trade-watcher	$25.00	$25.00	9/21/2009 5:32:48 PM
nuclearmoose	$25.00	$25.00	9/21/2009 9:06:58 PM
clemclan	$100.00	$100.00	9/21/2009 8:14:45 PM
ok	$25.00	$25.00	9/21/2009 9:33:13 PM
milehighguy	$50.00	$50.00	9/22/2009 7:33:31 AM
Dollars4Rent	$25.00	$25.00	9/22/2009 8:27:59 AM
Railbird	$25.00	$25.00	9/22/2009 9:36:35 AM
Jassi	$25.00	$25.00	9/22/2009 9:44:23 AM
GatorBait	$25.00	$25.00	9/22/2009 9:50:23 AM
discrete-asset	$25.00	$25.00	9/22/2009 9:33:39 AM
kegs	$100.00	$100.00	9/22/2009 10:33:41 AM
larrybird	$95.00	$95.00	9/22/2009 10:53:44 AM
all_of_that_one	$25.00	$25.00	9/22/2009 10:59:10 AM
Exia	$25.00	$21.80	9/22/2009 12:11:37 PM
justin323	$25.00	$25.00	9/22/2009 4:59:30 PM
interstellar	$50.00	$50.00	9/23/2009 12:02:59 PM
estancias	$25.00	$25.00	9/23/2009 3:17:15 PM
RadarLuv	$25.00	$25.00	9/24/2009 5:36:10 AM
Metasequoia	$25.00	$25.00	9/23/2009 8:59:15 PM
BONSAY	$50.00	$50.00	9/24/2009 5:54:37 PM
outofoffice	$50.00	$50.00	9/24/2009 8:08:24 PM
jude0624	$25.00	$25.00	9/24/2009 8:04:16 PM
RIVERBEND	$25.00	$25.00	9/25/2009 4:45:58 AM
StarFundingSource	$25.00	$25.00	9/25/2009 11:29:31 AM
two_old_gals	$25.00	$25.00	9/25/2009 2:03:40 PM
momentous-transaction8	$100.00	$100.00	9/25/2009 4:12:08 PM
SCD	$25.00	$25.00	9/25/2009 8:55:46 PM
JohnSmith10	$25.00	$25.00	9/26/2009 11:00:02 AM
slick8812	$25.00	$25.00	9/26/2009 12:52:20 AM
best-generosity-financier	$25.00	$25.00	9/27/2009 12:47:31 PM
Tulalue	$25.00	$25.00	9/28/2009 8:03:04 AM
bondhedger	$25.00	$25.00	9/28/2009 11:43:14 AM
usedtoborrow	$50.00	$50.00	9/28/2009 3:28:37 PM
suzanny	$25.00	$25.00	9/28/2009 4:51:50 PM
wealth-comet694	$30.00	$30.00	9/28/2009 5:25:46 PM
prominence8	$25.00	$25.00	9/28/2009 8:55:51 PM
Kash2010lu	$25.00	$25.00	9/28/2009 6:49:17 PM
LendToCause	$25.00	$25.00	9/28/2009 7:15:06 PM
bbanc123	$55.26	$55.26	9/29/2009 9:30:44 AM
orange-resolute-platinum	$25.00	$25.00	9/28/2009 11:06:59 PM
mcabery	$94.00	$94.00	9/29/2009 10:10:57 AM
JJ-Loans	$50.00	$50.00	9/29/2009 5:58:11 AM
radiant-fund	$30.00	$30.00	9/29/2009 9:53:12 AM
availableloan	$25.00	$25.00	9/29/2009 9:55:10 AM
Skeptical-one	$50.00	$50.00	9/29/2009 10:49:45 AM
206 bids
Borrower Payment Dependent Notes Series 426031
This series of Notes was issued and sold upon the funding of the borrower loan #38843, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Sep-28-2009
				Auction end date:	Sep-30-2009

Starting lender yield:	29.12%	Starting borrower rate/APR:	30.12% / 34.15%	Starting monthly payment:	$42.52
Final lender yield:	29.12%	Final borrower rate/APR:	30.12% / 34.15%	Final monthly payment:	$42.52

Auction yield range:	11.27% - 29.12%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Apr-1997	Debt/Income ratio:	11%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$463	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	thenye1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,200.00	< mo. late:	0 ( 0% )	580-600 (Feb-2008)
Principal balance:	$715.45	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Fiancee Visa
Purpose of loan:
This loan will be used finish the fiancee visa application process for my future wife living in the Philippines.? My previous Prosper Loan has been paid on-time since its inception and this loan will be no different.? I recently purchased a 2 bedroom/2 bath mobile home and took a break from being a Civil Engineering Student at WSU to acquire a job with the local city in the Public Works Department.? Decent pay with good benefits.

My financial situation:
I am?an excellent?candidate for this loan because I pay back what I borrow and this can be seen by my previous loan payments.? I had to dip into the visa and travel fund to get?my vehicle repaired recently and this loan would help immensely tie up some loose ends for the fiancee visa.

Thank you for taking a look at my Prosper Loan Profile.?

Monthly net income: $2735

Monthly expenses: $1090

??Housing: $?521
??Insurance: $?42
??Car expenses: $50
??Utilities: $?150??
? Phone, cable, internet: $?80??
? Food, entertainment: $?200??
??Credit cards and other loans: $?47
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MOVet	$25.00	$25.00	9/28/2009 4:33:07 PM
EEasyMoney	$25.00	$25.00	9/29/2009 7:35:20 AM
bobd32	$25.00	$25.00	9/29/2009 10:49:55 AM
aztocas	$25.00	$25.00	9/29/2009 6:43:35 PM
mrbill5548	$50.00	$50.00	9/30/2009 5:30:33 PM
_MY_DREAM_	$50.00	$50.00	9/30/2009 7:40:25 PM
aztocas	$25.00	$25.00	9/30/2009 8:14:48 PM
4mydaughterseducation	$25.00	$25.00	9/28/2009 6:42:57 PM
IPG1	$25.00	$25.00	9/28/2009 5:03:31 PM
periko	$50.00	$50.00	9/28/2009 9:21:36 PM
Redleg6	$25.00	$25.00	9/29/2009 4:33:26 AM
finance-vault	$25.00	$25.00	9/28/2009 7:27:01 PM
LAKETIME	$50.00	$50.00	9/29/2009 11:10:23 AM
Phantom99	$500.00	$500.00	9/30/2009 5:26:31 PM
csak13	$50.00	$50.00	9/30/2009 7:14:54 PM
sweety075	$25.00	$25.00	9/30/2009 8:16:53 PM
16 bids
Borrower Payment Dependent Notes Series 426035
This series of Notes was issued and sold upon the funding of the borrower loan #38849, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Sep-28-2009
				Auction end date:	Oct-04-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-2000	Debt/Income ratio:	39%
Credit score:	600-620 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	23	Length of status:	1y 0m
Amount delinquent:	$736	Revolving credit balance:	$9,086	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	finance-acrobat	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-620 (Oct-2008) 620-640 (Aug-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Pay off a payday loan
Purpose of loan:
This loan will be used to pay off a payday loan that I took out to?pay for emergency auto repairs.??

My financial situation:
I am a good candidate for this loan because I have always taken full responsibility for what I owe.???I am honest, trustworthy, hardworking and reliable.?? I have already paid off?a previous prosper loan for $2000.00.? ?

My one public record is for a?tax bill from my divorce in 2005. ?The tax owed that year was the responsibility of my ex-husband, as per our divorce agreement.????However, after years with no contact,?I got surprised with this bad mark on my credit report. ?I paid the balance due, but cannot remove the mark from my credit, since the return was filed as a jointly.?? Another life lesson learned.

I do not have a delinquent account for $736.?I?m not sure why it shows that I do??? That is a credit card that I have a payment agreement on and pay $130.00 every 15th of the month, more if I can. ??It?s currently down to $476.00.?

Monthly net income: $ 1500

Monthly?expenses : $ 1100
?(Living?with?fiance, therefore my expenses are vastly reduced)?
????My?share of Housing: $?200??
??? Auto/renters Insurance: $ 70??
??? Car loan: $ 260??
??? My share of utilities: $?0??
????Phone, cable, internet: $ 55??
??? Food, entertainment: $ 150??
??? Clothing, household expenses $ 50??
??? Credit cards and other loans: $?200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	9/28/2009 4:31:09 PM
Jasmel	$300.00	$180.17	9/28/2009 4:58:57 PM
zydeco337	$28.25	$28.25	9/30/2009 4:51:13 PM
bronzmajom	$25.00	$25.00	9/30/2009 7:35:34 PM
festivecpl	$25.00	$25.00	10/2/2009 6:11:59 AM
jbloans	$25.00	$25.00	10/2/2009 5:26:48 PM
CoolPlexer	$25.00	$25.00	10/2/2009 5:17:33 PM
gold-cluster	$100.00	$100.00	10/2/2009 8:21:55 PM
Carne_Chung	$32.58	$32.58	10/3/2009 1:01:50 AM
LindaRicci	$25.00	$25.00	10/3/2009 11:19:51 AM
flexible-economy2	$100.00	$100.00	10/3/2009 8:52:40 PM
Dave_Cashflow	$34.00	$34.00	10/4/2009 3:34:07 PM
SCIGIE	$25.00	$25.00	9/29/2009 4:35:54 PM
randsenterprise	$25.00	$25.00	9/30/2009 8:55:00 AM
Loan_Stranger	$25.00	$25.00	10/1/2009 4:41:46 PM
loanman2007	$25.00	$25.00	10/2/2009 12:04:40 PM
4mydaughterseducation	$25.00	$25.00	10/2/2009 4:51:11 PM
ASASE-ABAN	$50.00	$50.00	10/3/2009 11:22:58 AM
awwaaww	$50.00	$50.00	10/3/2009 8:40:30 AM
investment-cluster	$25.00	$25.00	10/3/2009 2:42:46 PM
FL-Lender	$25.00	$25.00	10/3/2009 7:18:14 PM
SV-AZ	$25.00	$25.00	10/3/2009 9:12:42 PM
the-debt-molecule	$75.00	$75.00	10/4/2009 10:43:12 AM
23 bids
Borrower Payment Dependent Notes Series 426283
This series of Notes was issued and sold upon the funding of the borrower loan #38809, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	C	Auction Duration:	14 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Sep-29-2009
				Auction end date:	Oct-06-2009

Starting lender yield:	29.77%	Starting borrower rate/APR:	30.77% / 34.17%	Starting monthly payment:	$78.17
Final lender yield:	28.77%	Final borrower rate/APR:	30.77% / 33.16%	Final monthly payment:	$77.17

Auction yield range:	8.27% - 29.77%	Estimated loss impact:	7.19%
Lender servicing fee:	1.00%	Estimated return:	21.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1991	Debt/Income ratio:	35%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$81,305	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Spandex5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,200.00	< mo. late:	0 ( 0% )	660-680 (May-2009) 640-660 (Jan-2008) 620-640 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Pay off some CC debt
Purpose of loan:
I will use this loan to pay off a credit card.? The issuer said they have no lower rate.

My financial situation:
I am a good candidate for this loan because I have an excellent income & low housing cost?so this loan will help me improve my financial situation?by paying debt.??While I concentrate on making money trucking.

Monthly net income: $ 3875

Monthly expenses: $
??Housing: $ 600
??Insurance: $?0
??Car expenses: $ 170
??Utilities: $77
??Phone, cable, internet: $ 110
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $?800
??Other expenses: $ 300
My union job pays all my insurance.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CA_Lender	$25.00	$25.00	10/3/2009 5:24:35 PM
KMSB	$25.00	$25.00	9/29/2009 4:06:40 PM
frugalinvestor20	$25.00	$25.00	9/29/2009 4:14:50 PM
flyinhawaiian	$50.00	$50.00	9/29/2009 4:23:14 PM
ministry3	$25.00	$25.00	9/29/2009 4:23:16 PM
propertytransformer	$25.00	$25.00	9/29/2009 4:43:00 PM
zento	$25.00	$25.00	9/29/2009 5:20:58 PM
Sand_Dollars	$200.00	$200.00	10/1/2009 10:08:35 PM
Sol_Invictus	$25.00	$25.00	10/3/2009 5:10:53 AM
capital-galaxy	$100.00	$100.00	10/3/2009 3:32:46 PM
Unitas4302	$100.00	$100.00	10/3/2009 10:08:55 PM
hellasow	$25.00	$25.00	10/4/2009 6:22:35 AM
loanman2007	$50.00	$50.00	10/4/2009 7:53:53 AM
Top_Gun_Lender	$51.00	$51.00	10/4/2009 5:25:33 PM
spy0	$25.00	$25.00	10/5/2009 6:57:26 AM
junes08	$50.00	$50.00	10/5/2009 11:14:32 AM
buffalobills	$25.00	$25.00	10/5/2009 8:58:40 AM
Virtuallending	$50.00	$50.00	10/5/2009 6:53:28 PM
bid-wonder	$25.00	$25.00	10/5/2009 4:56:32 PM
Evolver	$25.00	$25.00	10/5/2009 5:00:09 PM
snw_1710	$25.00	$25.00	9/29/2009 4:23:12 PM
lucrative-wealth	$25.00	$25.00	9/29/2009 7:55:04 PM
Bank_Of_XL	$50.00	$50.00	9/30/2009 7:07:59 AM
njlom	$50.00	$17.15	9/30/2009 4:19:45 PM
InDyingLight	$25.00	$25.00	10/1/2009 2:43:58 AM
Syzygy	$25.00	$25.00	10/1/2009 7:29:15 PM
zydeco337	$25.00	$25.00	10/2/2009 1:52:03 PM
101010	$100.00	$100.00	10/3/2009 3:49:29 AM
puyanera	$25.00	$25.00	10/3/2009 12:05:17 PM
fortytwo	$200.00	$200.00	10/4/2009 1:49:32 PM
JRockdown	$25.00	$25.00	10/5/2009 6:27:08 AM
rhin0cerx	$31.66	$31.66	10/5/2009 11:14:24 AM
morewhatsinstore	$25.00	$25.00	10/5/2009 1:35:00 PM
IPG1	$25.00	$25.00	10/5/2009 1:34:53 PM
Tevco_Investments	$25.00	$25.00	10/5/2009 2:32:11 PM
CoolPlexer	$25.00	$25.00	10/5/2009 4:16:06 PM
_SCI_	$25.00	$25.00	10/5/2009 4:49:07 PM
Credit2Prosper	$25.00	$25.00	10/5/2009 4:54:39 PM
2401visa	$100.00	$100.00	10/5/2009 9:58:33 PM
building_community	$25.19	$25.19	10/5/2009 9:12:25 PM
40 bids
Borrower Payment Dependent Notes Series 426573
This series of Notes was issued and sold upon the funding of the borrower loan #38855, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,900.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-01-2009
				Auction end date:	Oct-06-2009

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$201.04
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 28.68%	Final monthly payment:	$198.34

Auction yield range:	11.27% - 26.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1988	Debt/Income ratio:	22%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	13 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	5y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,053	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	1GoodMom	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off existing loan and furniture
Purpose of loan:
This loan will be used to? pay off an existing p2p loan I have and the balance on a card for furniture to avoid deferred interest.

My financial situation:
I am a good candidate for this loan because? In spite of bad economic conditions, I still have a great job and have paid all my?bills on time,?even though?the credit card companies continue to raise interest for no reason when people like us have always paid on time.? I have closed many of these accounts to avoid higher interest rates and continue to pay them down.? My credit score isn't exceptional because the balances I have percentage wise to the credit limits (most of which are low) are high.? I have never missed?a payment.? I have been in the same industry all my career, over 30 years, electronics.? I am a senior buyer for an electronics manufacturer and am seen as a great asset to my company for my electronic component product knowledge.? With paying off an existing p2p loan I have which would have been paid off next year, it?frees up?more than enough money to make the payments on this loan, which will be less monthly.??I also want to avoid deferred interest for furniture I purchased last year and pay that off.? I always pay back my debt on time or earlier than agreed and am very dependable.?
Thanks, and you won't be disappointed if you fund my loan.?

Monthly net income: $ 4140.00

Monthly expenses: $ 3257.00????
??Housing: $ 1282.00
??Insurance: $ 175.00
??Car expenses: $ 450.00
??Utilities: $ 250.00
??Phone, cable, internet: $ 225.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 650.00
??Other expenses: $ 75.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Are you able to get any family and friends to put in $100 or $200? This encourages more bidding which can lower your rate a lot. It lowers the chances that yours will be one of the many loans on Prosper that goes bad. - 99Burning_Coder
A: Well, both my parents are dead, and I have no brothers or sisters. I have an Uncle and Aunt here in Arizona, but they are retired and living on a fixed income. Most of my friends are suffering the same economic which is effecting us all, some have even lost their jobs. That is why I am trying to get this loan in order to borrow enough to make a difference in the monthly amount of money I pay out, by consolidating. I have always only had myself to count on, and pay my debts as agreed (Oct-05-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

capital-galaxy	$75.00	$75.00	10/1/2009 3:47:48 PM
rapid-power2	$25.00	$25.00	10/1/2009 3:51:10 PM
Kaj	$25.00	$25.00	10/1/2009 3:51:14 PM
jonn834	$25.00	$25.00	10/1/2009 3:51:25 PM
thrifty-return	$30.00	$30.00	10/1/2009 3:51:37 PM
YoungSuccessLLC	$25.00	$25.00	10/1/2009 3:50:09 PM
Havana21	$50.00	$50.00	10/1/2009 3:50:52 PM
gracej	$25.00	$25.00	10/1/2009 3:51:03 PM
InvestorPartners	$25.00	$25.00	10/1/2009 3:51:07 PM
CarDealer3070	$30.00	$30.00	10/1/2009 3:55:25 PM
turbine5	$25.00	$25.00	10/1/2009 3:55:31 PM
seisen	$50.00	$50.00	10/1/2009 3:55:41 PM
GMPK_TLAS	$25.00	$25.00	10/1/2009 3:55:49 PM
Shepherd7	$25.00	$25.00	10/1/2009 3:55:55 PM
larrybird	$95.00	$95.00	10/1/2009 3:56:02 PM
neighborly-bid	$25.00	$25.00	10/1/2009 3:55:28 PM
Halos2002	$50.00	$50.00	10/1/2009 3:55:32 PM
zone8	$25.00	$25.00	10/1/2009 3:55:52 PM
Phantom99	$25.00	$25.00	10/1/2009 3:56:11 PM
thedreamer	$25.00	$25.00	10/1/2009 3:55:24 PM
SNH	$50.00	$50.00	10/1/2009 3:55:30 PM
Dreams4Cash	$25.00	$25.00	10/1/2009 3:55:32 PM
fuzed	$25.00	$25.00	10/1/2009 3:55:35 PM
justice-dna	$25.00	$25.00	10/1/2009 3:55:43 PM
delivery	$25.00	$25.00	10/1/2009 3:55:48 PM
heroic-benefit	$25.00	$25.00	10/1/2009 3:55:59 PM
treasure-bliss	$50.00	$50.00	10/1/2009 3:56:04 PM
p2ploan-lion	$25.00	$25.00	10/1/2009 3:56:24 PM
westsidehighway	$25.00	$25.00	10/1/2009 4:18:42 PM
Sateesh	$100.00	$100.00	10/1/2009 4:19:31 PM
Bookophile	$25.00	$25.00	10/1/2009 4:24:37 PM
Cpay2Me	$25.00	$25.00	10/1/2009 4:25:00 PM
riversmoke	$25.00	$25.00	10/1/2009 4:25:12 PM
bigbryan98	$25.00	$25.00	10/1/2009 4:25:19 PM
richrobe	$25.00	$25.00	10/1/2009 4:25:38 PM
Gibbyland	$50.00	$50.00	10/1/2009 4:26:00 PM
djh47a	$25.00	$25.00	10/1/2009 4:18:02 PM
unk1911	$25.00	$25.00	10/1/2009 4:19:06 PM
epic-deal	$25.00	$25.00	10/1/2009 4:24:38 PM
MoNeYMaN5	$25.00	$25.00	10/1/2009 4:25:01 PM
Exia	$25.00	$25.00	10/1/2009 4:25:17 PM
Naddel	$25.00	$25.00	10/1/2009 4:24:59 PM
lovely-return7	$25.00	$25.00	10/1/2009 4:25:04 PM
purdue98	$25.00	$25.00	10/1/2009 4:25:08 PM
platinum-cub	$25.00	$25.00	10/1/2009 4:25:18 PM
sharpchicago	$25.00	$25.00	10/1/2009 4:34:30 PM
momoney2lend	$25.00	$25.00	10/1/2009 4:25:56 PM
TheBaldGuy	$25.00	$25.00	10/1/2009 4:25:58 PM
attractive-rate	$25.00	$25.00	10/1/2009 6:04:30 PM
Gatorzilla	$25.00	$25.00	10/1/2009 4:40:24 PM
awesome-trade	$25.00	$25.00	10/1/2009 4:49:52 PM
integrity-spilunker	$25.00	$25.00	10/1/2009 5:20:01 PM
eronyc	$25.00	$25.00	10/1/2009 5:44:27 PM
HoyaHeel	$25.00	$25.00	10/1/2009 8:51:43 PM
saffron4	$25.00	$25.00	10/1/2009 10:49:26 PM
rosario1	$25.00	$25.00	10/2/2009 12:09:41 AM
sjlnn	$25.00	$25.00	10/1/2009 10:21:05 PM
shomikaci	$25.00	$25.00	10/1/2009 10:20:57 PM
inventive-exchange	$25.00	$25.00	10/2/2009 12:09:33 AM
OSERENKUKU	$25.00	$10.10	10/2/2009 12:09:42 AM
foothillender	$25.00	$25.00	10/2/2009 7:17:46 AM
loanman2007	$50.00	$50.00	10/2/2009 11:46:16 AM
systematic-dough	$36.00	$36.00	10/2/2009 6:29:15 PM
jgar_O	$25.00	$25.00	10/3/2009 12:10:17 PM
mikeyp411	$25.00	$25.00	10/4/2009 8:26:35 AM
NekHoldings	$26.07	$26.07	10/5/2009 6:21:06 AM
waterlogged39	$100.00	$100.00	10/5/2009 9:11:03 AM
aloha933	$25.00	$25.00	10/5/2009 12:28:30 PM
boghdan2000	$25.00	$25.00	10/1/2009 3:51:27 PM
wildguy	$25.00	$25.00	10/1/2009 3:50:03 PM
Artist_Blue	$25.00	$25.00	10/1/2009 3:50:52 PM
birddogsb	$50.00	$50.00	10/1/2009 3:51:41 PM
andrewgl	$25.00	$25.00	10/1/2009 3:51:48 PM
lagnisiruk	$25.00	$25.00	10/1/2009 3:55:27 PM
MARWARISETH	$25.00	$25.00	10/1/2009 3:55:36 PM
Savings_EQ_Dignity	$25.00	$25.00	10/1/2009 3:55:43 PM
secobarbital	$25.00	$25.00	10/1/2009 3:55:47 PM
PatRichi	$25.00	$25.00	10/1/2009 3:56:08 PM
blackbird02	$25.00	$25.00	10/1/2009 3:56:19 PM
fortytwo	$50.00	$50.00	10/1/2009 3:53:42 PM
snoopey100	$25.00	$25.00	10/1/2009 3:55:26 PM
poeman	$25.00	$25.00	10/1/2009 3:55:28 PM
drg6289	$25.00	$25.00	10/1/2009 3:55:33 PM
spitzbergen	$25.00	$25.00	10/1/2009 3:55:38 PM
Mantis75	$25.00	$25.00	10/1/2009 3:55:51 PM
louisianalender	$100.00	$100.00	10/1/2009 3:55:58 PM
kegs	$38.73	$38.73	10/1/2009 3:56:01 PM
affluence-tycoon	$34.06	$34.06	10/1/2009 3:56:09 PM
bazaar-tulip	$25.00	$25.00	10/1/2009 3:55:26 PM
visionary-currency	$25.00	$25.00	10/1/2009 3:55:31 PM
personal-lender	$25.00	$25.00	10/1/2009 3:55:37 PM
icon7	$25.00	$25.00	10/1/2009 3:55:42 PM
firewomin	$25.00	$25.00	10/1/2009 3:55:45 PM
slcchad	$25.00	$25.00	10/1/2009 3:55:50 PM
anton	$25.00	$25.00	10/1/2009 3:55:55 PM
deal-secret-agent	$25.00	$25.00	10/1/2009 3:56:04 PM
fcb202	$25.00	$25.00	10/1/2009 3:56:20 PM
biz20	$25.00	$25.00	10/1/2009 4:24:58 PM
davlbrwn	$25.00	$25.00	10/1/2009 4:25:02 PM
tender-gold	$25.00	$25.00	10/1/2009 4:25:11 PM
coolspeed	$25.00	$25.00	10/1/2009 4:25:13 PM
hawkhelp	$25.00	$25.00	10/1/2009 4:25:16 PM
Viamin	$25.00	$25.00	10/1/2009 4:25:25 PM
noble-revenue	$25.00	$25.00	10/1/2009 4:18:04 PM
impressive-loan	$100.00	$100.00	10/1/2009 4:19:29 PM
seasonedinvestor	$25.00	$25.00	10/1/2009 4:24:58 PM
chief_wo	$25.00	$25.00	10/1/2009 4:25:03 PM
FeedTheMachine	$150.00	$150.00	10/1/2009 4:19:30 PM
cwolfe177	$25.00	$25.00	10/1/2009 4:25:06 PM
RadCad1	$25.00	$25.00	10/1/2009 4:25:14 PM
gtyreeiv	$25.00	$25.00	10/1/2009 4:24:36 PM
SeminoleHoldings	$25.00	$25.00	10/1/2009 4:24:57 PM
IIP77	$25.00	$25.00	10/1/2009 4:25:43 PM
credit-bloom	$25.00	$25.00	10/1/2009 4:25:07 PM
UCLA4life	$25.00	$25.00	10/1/2009 4:26:22 PM
AntiKris	$25.00	$25.00	10/1/2009 4:25:57 PM
MidnightBank	$25.00	$25.00	10/1/2009 6:09:59 PM
cash-tiramisu	$250.00	$250.00	10/1/2009 8:52:47 PM
brocilybeef	$25.00	$25.00	10/1/2009 8:04:30 PM
87Marc	$25.00	$25.00	10/2/2009 12:09:37 AM
dcmotorcyclemayhem	$25.00	$25.00	10/2/2009 12:09:41 AM
4mydaughterseducation	$25.00	$25.00	10/2/2009 3:49:27 PM
spy0	$25.00	$25.00	10/2/2009 1:51:05 PM
101010	$150.00	$150.00	10/3/2009 4:02:21 AM
bronzmajom	$25.00	$25.00	10/3/2009 12:39:50 PM
zento	$25.00	$25.00	10/3/2009 8:59:23 PM
curious166	$50.00	$50.00	10/4/2009 8:31:58 AM
investment-forte	$50.04	$50.04	10/3/2009 8:41:55 PM
rubylender	$25.00	$25.00	10/4/2009 1:56:55 PM
SFBank	$250.00	$250.00	10/4/2009 4:36:49 PM
the-profit-oracle	$25.00	$25.00	10/4/2009 7:11:06 PM
privatebankerva	$25.00	$25.00	10/5/2009 7:30:23 AM
hunter0	$100.00	$100.00	10/5/2009 2:16:32 PM
bid-papyrus	$25.00	$25.00	10/5/2009 3:28:05 PM
spitzbergen	$50.00	$50.00	10/6/2009 7:11:17 AM
135 bids